FEBRUARY 12, 2007                                              JPMCC 2007-CIBC18

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                      STRUCTURAL AND COLLATERAL TERM SHEET
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                                   ----------

                                 $3,611,325,000
                                  (Approximate)

                J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES
                                TRUST 2007-CIBC18
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2007-CIBC18

                                   ----------

                            JPMORGAN CHASE BANK, N.A.
                                    CIBC INC.
                              Mortgage Loan Sellers

JPMORGAN                                                      CIBC WORLD MARKETS

                                  CREDIT SUISSE

This material is for your information, and none of J.P. Morgan Securities Inc.,
CIBC World Markets Corp. and Credit Suisse Securities (USA) LLC (collectively, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130786) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles"
generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. The information contained herein is supplemented and qualified by information contained in the free writing prospectus (the "Free
Writing Prospectus") dated February 12, 2007.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

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                                  KEY FEATURES
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CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                         CIBC World Markets Corp.
CO-MANAGER:              Credit Suisse Securities (USA) LLC
MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (57.0%)
                         CIBC Inc. (43.0%)
MASTER SERVICER:         Capmark Finance Inc.
SPECIAL SERVICERS:       ARCap Servicing, Inc.
                         LNR Partners, Inc. (Americold Portfolio loan only)
TRUSTEE:                 Wells Fargo Bank, N.A.
RATING AGENCIES:         Moody's Investors Service, Inc.
                         Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

PRICING DATE:            On or about February 23, 2007
CLOSING DATE:            On or about March 7, 2007
CUT-OFF DATE:            With respect to each mortgage loan, the due date of the related mortgage loan in
                         March 2007, or, March 1, 2007, with respect to those mortgage loans that were originated in February 2007 and have their first due date in April 2007.
DISTRIBUTION DATE:       12th of each month, or if the 12th day is not a business day, on the next succeeding business day, beginning in April 2007
PAYMENT DELAY:           11 days
TAX STATUS:              REMIC
ERISA CONSIDERATION:     It is expected that the Offered Certificates will be ERISA eligible
OPTIONAL TERMINATION:    1.0% (Clean-up Call)
MINIMUM DENOMINATIONS:   $10,000 for each class of certificates other than the Class A-MFL, Class A-JFL and
                         Class X Certificates, and in the case of the Class A-MFL and Class A-JFL Certificates,
                         $100,000, and in the case of the Class X Certificates, $1,000,000.
SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

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                           COLLATERAL CHARACTERISTICS
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COLLATERAL CHARACTERISTICS                                 MORTGAGE LOANS    LOAN GROUP 1    LOAN GROUP 2
--------------------------------------------------------   --------------   --------------   ------------

INITIAL POOL BALANCE (IPB):                                $3,904,135,398   $3,530,593,522   $373,541,876
NUMBER OF MORTGAGE LOANS:                                             226              191             35
NUMBER OF MORTGAGED PROPERTIES:                                       314              274             40
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:            $   17,274,935   $   18,484,783   $ 10,672,625
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                 $   12,433,552   $   12,885,378   $  9,338,547
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                       5.7469%          5.7279%        5.9270%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                             1.40x            1.41x          1.30x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                   73.0%            72.9%          73.7%
WEIGHTED AVERAGE MATURITY DATE LTV:                                  67.7%            67.7%          68.1%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):          117 months       117 months     113 months
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(1):       356 months       355 months     360 months
WEIGHTED AVERAGE SEASONING (MONTHS):                             2 months         2 months       3 months
10 LARGEST MORTGAGE LOANS AS % OF IPB:                               31.2%            34.5%          54.8%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                            16.8%            18.0%           5.2%
% OF MORTGAGE LOANS WITH SINGLE TENANTS:                             10.1%            11.2%           0.0%

----------
(1)  Excludes mortgage loans that are interest only for the entire term.

                                     2 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

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                        APPROXIMATE SECURITIES STRUCTURE
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PUBLICLY OFFERED CLASSES

        EXPECTED RATINGS     APPROXIMATE      CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS    (MOODY'S/ S&P)    FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-----   ----------------   --------------   -----------------   --------------------   ----------------

A-1         Aaa/AAA        $  105,817,000        30.000%                3.27              04/07-02/12
A-3         Aaa/AAA        $  251,333,000        30.000%                7.73              02/12-07/16
A-4         Aaa/AAA        $2,002,203,000        30.000%                9.76              07/16-01/17
A-1A        Aaa/AAA        $  373,541,000        30.000%                9.16              04/07-01/17
X           Aaa/AAA        $3,904,135,398           N/A                  N/A                  N/A
A-M         Aaa/AAA        $  290,414,000        20.000%                9.86              01/17-02/17
A-MFL       Aaa/AAA        $  100,000,000        20.000%                9.86              01/17-02/17
A-J         Aaa/AAA        $  226,971,000        11.625%                9.93              02/17-02/17
A-JFL       Aaa/AAA        $  100,000,000        11.625%                9.93              02/17-02/17
B            Aa2/AA        $   73,203,000         9.750%                9.93              02/17-02/17
C           Aa3/AA-        $   29,281,000         9.000%                9.93              02/17-02/17
D             A2/A         $   58,562,000         7.500%                9.93              02/17-02/17

PRIVATELY OFFERED CLASSES

        EXPECTED RATINGS     APPROXIMATE      CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS    (MOODY'S/ S&P)    FACE AMOUNT(1)   (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-----   ----------------   --------------   -----------------   --------------------   ----------------

E             A3/A-          $39,041,000         6.500%                  N/A                 N/A
F           Baa1/BBB+        $58,562,000         5.000%                  N/A                 N/A
G            Baa2/BBB        $43,922,000         3.875%                  N/A                 N/A
H           Baa3/BBB-        $43,921,000         2.750%                  N/A                 N/A
J            Ba1/BB+         $ 9,761,000         2.500%                  N/A                 N/A
K             Ba2/BB         $14,640,000         2.125%                  N/A                 N/A
L            Ba3/BB-         $14,641,000         1.750%                  N/A                 N/A
M             B1/B+          $ 9,760,000         1.500%                  N/A                 N/A
N              B2/B          $ 4,880,000         1.375%                  N/A                 N/A
P             B3/B-          $14,641,000         1.000%                  N/A                 N/A
NR            NR/NR          $39,041,398           N/A                   N/A                 N/A

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for Class A-1, Class A-3, Class
     A-4 and Class A-1A certificates are represented in the aggregate. The credit support percentages set forth for the Class A-M and Class A-MFL
     Certificates are represented in the aggregate. The credit support percentages set forth for the Class A-J and Class A-JFL Certificates are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations--Weighted Average Life" in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                     3 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

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                               STRUCTURAL OVERVIEW
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o    For the purposes of making distributions to the Class A-1, A-3, A-4 and
     A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-3 and A-4 Certificates will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-3, A-4,
     A-1A (pro rata to the Class A-1, A-3 and A-4 Certificates, from Loan Group
     1, and to the Class A-1A Certificates from Loan Group 2, the foregoing classes, collectively, the "Class A Certificates") and Class X Certificates
     and then, after payment of the principal distribution amount to such
     Classes (other than the Class X Certificates), interest will be paid sequentially to the Class A-M Certificates and A-MFL Regular Interest, pro
     rata, Class A-J Certificates and A-JFL Regular Interest, pro rata, and then to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates (and
     the fixed rate interest payments to the Class A-MFL and Class A-JFL Regular
     Interests will be swapped into floating rate interest payments to be paid to the Class A-MFL and Class A-JFL Certificates, respectively, as described in the free writing prospectus).

o    The pass-through rates on the Class A-1, A-3, A-4, A-1A, A-M, A-J, B, C, D,
     E, F, G, H, J, K, L, M, N, P and NR Certificates and the Class A-MFL and
     A-JFL Regular Interests will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii)
     above and (iv) the rate described in clause (ii) above less a specified percentage.

     The pass-through rate on the Class A-MFL and Class A-JFL Certificates will be based on LIBOR plus a specified percentage, provided, that interest payments made under the swap contracts are subject to reduction as described in the free writing prospectus. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date, and subsequent
     LIBOR rates will be determined 2 LIBOR business days before the start of the Class A-MFL and Class A-JFL interest accrual period. Under certain circumstances described in the free writing prospectus, the pass-through rate for each of the Class A-MFL and Class A-JFL Certificates may convert to a fixed rate. See "Description of the Swap Contracts--The Swap
     Contracts" in the free writing prospectus. There may be special requirements under ERISA for purchasing the Class A-MFL and Class A-JFL
     Certificates. See "Certain ERISA Considerations" in the free writing prospectus.

     In the aggregate, the Class X Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates
     (other than the Class A-MFL and Class A-JFL Certificates) and the Class
     A-MFL and Class A-JFL Regular Interests. All Classes (except for the Class
     A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class A-JFL
     Regular Interests will accrue interest on a 30/360 basis. The Class A-MFL and Class A-JFL Certificates will accrue interest on an actual/360 basis;
     provided that if the pass-through rate for the Class A-MFL or Class A-JFL
     Certificates converts to a fixed rate, interest on such Class will accrue on a 30/360 basis.

o    Generally, the Class A-1, A-3 and A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class
     A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4 Certificates has been reduced to zero.
     However, on any distribution date on which the certificate balances of the
     Class A-M Certificates through Class NR Certificates and the Class A-MFL and Class A-JFL Regular Interests have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-3, A-4 and
     A-1A Certificates on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero. After the certificate balances of the Class A-1, A-3, A-4 and A-1A Certificates have been reduced to zero, principal payments will be paid sequentially to the Class A-M
     Certificates and Class A-MFL Regular Interest, pro rata, Class A-J
     Certificates and Class A-JFL Regular Interest, pro rata, Class B, C, D, E,
     F, G, H, J, K, L, M, N, P and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X
     Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o    Losses will be borne by the Classes (other than the Class X Certificates)
     in reverse sequential order, from the Class NR Certificates up to the Class
     B Certificates, then to the Class A-J Certificates and Class A-JFL Regular
     Interest (and correspondingly to the Class A-JFL Certificates), pro rata, then to the Class A-M Certificates and the Class A-MFL Regular Interest
     (and correspondingly to the Class A-MFL Certificates), pro rata, and then pro rata to the Class A-1, Class A-3, Class A-4 and Class A-1A
     Certificates.

                                     4 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated in the following manner: the holders of each class of offered certificates (other than the Class X,
     Class A-MFL and Class A-JFL Certificates) and the Class A-MFL and Class
     A-JFL Regular Interests and the Class E, Class F, Class G and Class H
     Certificates will receive (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-3, A-4 and A-1A Certificates) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X Certificates). Any Yield Maintenance Changes payable to the Class A-MFL or Class A-JFL Regular Interests will be paid to the swap counterparty if the related swap contract is in effect, otherwise such amount will be paid to the Class A-MFL or Class A-JFL Certificates, as applicable.

                      Group Principal Paid to Class    (Pass-Through Rate on Class -- Discount Rate)
          YM Charge x -----------------------------  x ---------------------------------------------
                       Group Total Principal Paid        (Mortgage Rate on Loan -- Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X certificates.

The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any P&I
Advance will be reduced in proportion to such adjustment.

                                     5 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

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                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
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                         CUT-OFF DATE PRINCIPAL BALANCE
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RANGE OF                         NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PRINCIPAL BALANCES                 LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

$800,000 - $2,999,999                19      $   40,452,730     1.0%  71.1%   1.38x
$3,000,000 - $3,999,999              15          52,588,434     1.3   76.0%   1.30x
$4,000,000 - $4,999,999              19          87,274,876     2.2   73.9%   1.32x
$5,000,000 - $6,999,999              33         196,621,215     5.0   70.9%   1.35x
$7,000,000 - $9,999,999              37         295,700,259     7.6   73.8%   1.30x
$10,000,000 - $14,999,999            39         476,165,672    12.2   72.5%   1.33x
$15,000,000 - $24,999,999            28         526,480,787    13.5   70.8%   1.37x
$25,000,000 - $49,999,999            22         774,130,143    19.8   74.0%   1.33x
$50,000,000 - $99,999,999            10         736,751,910    18.9   76.1%   1.44x
$100,000,000 - $236,000,000           4         717,969,373    18.4   70.5%   1.60x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             226      $3,904,135,398   100.0%  73.0%   1.40x
                                    ---      --------------   -----   ----    ----

AVERAGE BALANCE PER LOAN:       $17,274,935
AVERAGE BALANCE PER PROPERTY:   $12,433,552

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                             MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

RANGE OF MORTGAGE INTEREST       NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RATES                              LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

5.3230% - 5.4999%                    24      $  860,682,128    22.0%  66.2%   1.74x
5.5000% - 5.7499%                    77       1,044,174,939    26.7   73.2%   1.33x
5.7500% - 5.9999%                    74       1,425,125,196    36.5   76.8%   1.31x
6.0000% - 6.2499%                    32         314,526,118     8.1   72.1%   1.26x
6.2500% - 6.4999%                    17         222,882,329     5.7   74.2%   1.31x
6.5000% - 6.6400%                     2          36,744,689     0.9   75.5%   1.20x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             226      $3,904,135,398   100.0%  73.0%   1.40x
                                    ---      --------------   -----   ----    ----

WA INTEREST RATE:   5.7469%

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                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

RANGE OF ORIGINAL TERMS          NUMBER OF      PRINCIPAL      % OF    WA    WA UW
TO MATURITY/ARD                    LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

60 - 72                               3      $   36,039,570     0.9%  67.7%   1.33x
73 - 84                               3          36,650,000     0.9   68.6%   1.54x
85 - 120                            217       3,812,574,145    97.7   73.2%   1.40x
121 - 180                             3          18,871,683     0.5   51.9%   1.33x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             226      $3,904,135,398   100.0%  73.0%   1.40x
                                    ---      --------------   -----   ----    ----

WA ORIGINAL LOAN TERM:   119 MONTHS

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                            GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------

                                  NUMBER OF      PRINCIPAL      % OF    WA    WA UW
GEOGRAPHIC LOCATION              PROPERTIES       BALANCE       IPB     LTV    DSCR
------------------------------   ----------   --------------   -----   ----   -----

NEW YORK                             25       $  490,830,631    12.6%  73.2%   1.36x
ILLINOIS                             20          403,061,249    10.3   75.9%   1.37x
CALIFORNIA                           27          389,632,179    10.0   69.4%   1.39x
   SOUTHERN CALIFORNIA               15          215,529,620     5.5   68.8%   1.37x
   NORTHERN CALIFORNIA               12          174,102,559     4.5   70.1%   1.41x
TEXAS                                43          319,443,970     8.2   75.8%   1.32x
VIRGINIA                             21          252,721,148     6.5   78.7%   1.46x
PENNSYLVANIA                         13          213,645,405     5.5   73.3%   1.38x
OTHER                               165        1,834,800,816    47.0   71.7%   1.44x
                                    ---       --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             314       $3,904,135,398   100.0%  73.0%   1.40x
                                    ---       --------------   -----   ----    ----

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               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

                                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RANGE OF UW DSCRs                  LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

1.10x - 1.14x                         3      $   32,100,000     0.8%  71.5%   1.11x
1.15x - 1.19x                        32         313,809,544     8.0   75.2%   1.16x
1.20x - 1.29x                        87       1,473,369,899    37.7   76.4%   1.24x
1.30x - 1.49x                        73       1,410,210,074    36.1   73.7%   1.41x
1.50x - 1.99x                        27         363,386,413     9.3   66.8%   1.67x
2.00x - 2.15x                         4         311,259,468     8.0   58.2%   2.13x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             226      $3,904,135,398   100.0%  73.0%   1.40x
                                    ---      --------------   -----   ----    ----

WA UW DSCR:   1.40x

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

RANGE OF REMAINING TERMS         NUMBER OF      PRINCIPAL      % OF    WA    WA UW
TO MATURITY                        LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

58 - 60                               3      $   36,039,570     0.9%  67.7%   1.33x
61 - 84                               3          36,650,000     0.9   68.6%   1.54x
85 - 120                            218       3,819,574,145    97.8   73.2%   1.40x
121 - 177                             2          11,871,683     0.3   42.1%   1.40x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             226      $3,904,135,398   100.0%  73.0%   1.40x
                                    ---      --------------   -----   ----    ----

WA REMAINING TERM:   117 MONTHS

--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION(1)
--------------------------------------------------------------------------------

                                                    NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PROPERTY TYPE                SUB PROPERTY TYPE     PROPERTIES       BALANCE       IPB     LTV    DSCR
-----------------------   ----------------------   ----------   --------------   -----   ----   -----

RETAIL                    Anchored                      72      $1,045,395,818    26.8%  67.6%   1.54x
                          Unanchored                    28         174,112,995     4.5   73.5%   1.27x
                          Shadow Anchored                4          27,220,000     0.7   75.8%   1.20x
                                                       ---      --------------   -----   ----    ----
                             Subtotal:                 104      $1,246,728,813    31.9%  68.6%   1.49x
                                                       ---      --------------   -----   ----    ----
OFFICE                    CBD                           13      $  592,012,568    15.2%  77.7%   1.33x
                          Suburban                      34         309,135,756     7.9   76.8%   1.32x
                                                       ---      --------------   -----   ----    ----
                             Subtotal:                  47      $  901,148,324    23.1%  77.4%   1.33x
                                                       ---      --------------   -----   ----    ----
HOTEL                     Full Service                  10      $  592,226,679    15.2%  75.5%   1.33x
                          Limited Service                7          80,179,232     2.1   75.2%   1.32x
                          Extended Stay                  1          11,000,000     0.3   75.3%   1.60x
                                                       ---      --------------   -----   ----    ----
                             Subtotal:                  18      $  683,405,911    17.5%  75.4%   1.34x
                                                       ---      --------------   -----   ----    ----
INDUSTRIAL                Warehouse/Distribution        49      $  257,941,207     6.6%  73.6%   1.64x
                          Flex                          33         225,114,708     5.8   73.1%   1.36x
                          Office/Warehouse               1           6,485,122     0.2   56.9%   1.92x
                                                       ---      --------------   -----   ----    ----
                             Subtotal:                  83      $  489,541,037    12.5%  73.1%   1.51x
                                                       ---      --------------   -----   ----    ----
MULTIFAMILY               Garden                        39      $  348,141,876     8.9%  73.7%   1.31x
                          Mid/High Rise                  1          31,000,000     0.8   73.8%   1.20x
                                                       ---      --------------   -----   ----    ----
                             Subtotal:                  40      $  379,141,876     9.7%  73.7%   1.30x
                                                       ---      --------------   -----   ----    ----
MIXED USE                 Office/Retail                 12      $  140,344,438     3.6%  70.2%   1.34x
                          Multifamily/Retail             2          31,600,000     0.8   68.8%   1.41x
                          Industrial/Retail              1           3,000,000     0.1   75.0%   1.35x
                                                       ---      --------------   -----   ----    ----
                             Subtotal:                  15      $  174,944,438     4.5%  70.0%   1.35x
                                                       ---      --------------   -----   ----    ----
SELF-STORAGE                                             3      $   16,200,000     0.4%  67.6%   1.29x
                                                       ---      --------------   -----   ----    ----
MANUFACTURED HOUSING                                     4      $   13,025,000     0.3%  75.4%   1.30x
                                                       ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:                                314      $3,904,135,398   100.0%  73.0%   1.40x
                                                       ---      --------------   -----   ----    ----

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     6 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

RANGE OF ORIGINAL                NUMBER OF      PRINCIPAL      % OF    WA    WA UW
AMORTIZATION TERMS                 LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

180 - 240                             3      $   15,933,022     0.7%  51.6%   1.34x
241 - 300                             7         126,617,390     5.3   71.5%   1.27x
301 - 360                           168       2,235,950,518    94.0   75.0%   1.29x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             178      $2,378,500,930   100.0%  74.7%   1.29x
                                    ---      --------------   -----   ----    ----
WA ORIGINAL AMORT TERM:   356 MONTHS

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

RANGE OF                         NUMBER OF      PRINCIPAL      % OF    WA    WA UW
CUT-OFF LTVS                       LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

37.5% - 50.0%                         4      $   29,371,683     0.8%  46.4%   1.57x
50.1% - 60.0%                        14         365,171,041     9.4   54.1%   1.97x
60.1% - 65.0%                        15         149,756,192     3.8   63.4%   1.43x
65.1% - 70.0%                        30         456,158,594    11.7   68.0%   1.40x
70.1% - 75.0%                        50         876,775,487    22.5   73.1%   1.35x
75.1% - 80.0%                       111       2,018,554,000    51.7   78.5%   1.32x
80.1% - 84.0%                         2           8,348,401     0.2   83.1%   1.21x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             226      $3,904,135,398   100.0%  73.0%   1.40x
                                    ---      --------------   -----   ----    ----
WA CUT-OFF DATE LTV RATIO:   73.0%

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
AMORTIZED TYPES                    LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

BALLOON LOANS
   INTEREST-ONLY                     48      $1,525,634,468    39.1%  70.3%   1.59x
   PARTIAL INTEREST-ONLY            118       1,484,294,996    38.0   75.3%   1.26x
   BALLOON                           58         882,334,251    22.6   74.0%   1.33x
FULLY AMORTIZING LOANS                2          11,871,683     0.3   42.1%   1.40x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             226      $3,904,135,398   100.0%  73.0%   1.40x
                                    ---      --------------   -----   ----    ----

--------------------------------------------------------------------------------
                     PARTIAL INTEREST-ONLY PERIODS IN MONTHS
--------------------------------------------------------------------------------

RANGE OF PARTIAL                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
INTEREST-ONLY PERIODS              LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

12 - 12                               8      $  119,500,000     8.1%  75.6%   1.32x
13 - 24                              28         312,576,000    21.1   73.6%   1.26x
25 - 36                              37         435,104,996    29.3   76.2%   1.23x
37 - 48                               4          33,999,000     2.3   75.6%   1.27x
49 - 84                              41         583,115,000    39.3   75.5%   1.27x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             118      $1,484,294,996   100.0%  75.3%   1.26x
                                    ---      --------------   -----   ----    ----

--------------------------------------------------------------------------------
                                  LOAN PURPOSE
--------------------------------------------------------------------------------

                                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
LOAN PURPOSE                       LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

REFINANCE                           139      $1,960,257,098    50.2%  73.8%   1.35x
ACQUISITION                          87       1,943,878,301    49.8   72.1%   1.46x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             226      $3,904,135,398   100.0%  73.0%   1.40x
                                    ---      --------------   -----   ----    ----

--------------------------------------------------------------------------------
                     REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

RANGE OF REMAINING               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
AMORTIZATION TERMS                 LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

177 - 240                             3      $   15,933,022     0.7%  51.6%   1.34x
241 - 300                             7         126,617,390     5.3   71.5%   1.27x
301 - 360                           168       2,235,950,518    94.0   75.0%   1.29x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             178      $2,378,500,930   100.0%  74.7%   1.29x
                                    ---      --------------   -----   ----    ----
WA REMAINING AMORT TERM:   355 MONTHS

--------------------------------------------------------------------------------
                     LTV RATIOS AS OF THE MATURITY/ARD DATE(2)
--------------------------------------------------------------------------------

RANGE OF                         NUMBER OF      PRINCIPAL      % OF    WA    WA UW
MATURITY LTVS                      LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

42.6% - 50.0%                         5      $   33,661,573     0.9%  52.8%   1.64x
50.1% - 60.0%                        34         641,319,191    16.5   60.5%   1.68x
60.1% - 65.0%                        49         741,573,656    19.1   72.1%   1.33x
65.1% - 70.0%                        64         972,908,327    25.0   74.6%   1.33x
70.1% - 75.0%                        51         675,695,967    17.4   77.3%   1.27x
75.1% - 80.0%                        21         827,105,000    21.2   79.2%   1.43x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             224      $3,892,263,715   100.0%  73.1%   1.40x
                                    ---      --------------   -----   ----    ----
WA LTV RATIO AT MATURITY/ARD DATE:   67.7%

--------------------------------------------------------------------------------
                              YEAR BUILT/RENOVATED(3)
--------------------------------------------------------------------------------

RANGE OF                          NUMBER OF      PRINCIPAL      % OF    WA    WA UW
YEARS BUILT/RENOVATED            PROPERTIES       BALANCE       IPB     LTV    DSCR
------------------------------   ----------   --------------   -----   ----   -----

1948 - 1959                           3       $    5,825,000     0.1%  73.7%   1.34x
1960 - 1969                           2            7,962,000     0.2   69.5%   1.33x
1970 - 1979                          20          109,894,813     2.8   68.6%   1.67x
1980 - 1989                          50          540,044,295    13.8   69.3%   1.51x
1990 - 1999                          78          905,952,268    23.2   70.9%   1.49x
2000 - 2006                         161        2,334,457,023    59.8   74.8%   1.33x
                                    ---       --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             314       $3,904,135,398   100.0%  73.0%   1.40x
                                    ---       --------------   -----   ----    ----

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

                                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PREPAYMENT PROTECTION              LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

DEFEASANCE                          206      $3,535,412,550    90.6%  72.5%   1.41x
YIELD MAINTENANCE                    18         268,832,848     6.9   77.1%   1.36x
DEFEASANCE/YIELD MAINTENANCE          2          99,890,000     2.6   78.4%   1.46x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             226      $3,904,135,398   100.0%  73.0%   1.40x
                                    ---      --------------   -----   ----    ----

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the fully amortizing mortgage loans.

(3)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                     7 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

RANGE OF                         NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PRINCIPAL BALANCES                 LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

$800,000 - $2,999,999                18      $   38,179,567     1.1%  70.6%   1.38x
$3,000,000 - $3,999,999              11          37,649,768     1.1   75.8%   1.30x
$4,000,000 - $4,999,999              15          68,789,876     1.9   72.9%   1.31x
$5,000,000 - $6,999,999              29         173,616,657     4.9   70.5%   1.36x
$7,000,000 - $9,999,999              29         231,773,697     6.6   73.4%   1.30x
$10,000,000 - $14,999,999            35         429,815,672    12.2   72.1%   1.34x
$15,000,000 - $24,999,999            20         378,916,860    10.7   70.8%   1.36x
$25,000,000 - $49,999,999            20         717,130,143    20.3   73.9%   1.34x
$50,000,000 - $99,999,999            10         736,751,910    20.9   76.1%   1.44x
$100,000,000 - $236,000,000           4         717,969,373    20.3   70.5%   1.60x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             191      $3,530,593,522   100.0%  72.9%   1.41x
                                    ---      --------------   -----   ----    ----
AVERAGE BALANCE PER LOAN:       $18,484,783
AVERAGE BALANCE PER PROPERTY:   $12,885,378

--------------------------------------------------------------------------------
                             MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

RANGE OF MORTGAGE INTEREST       NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RATES                              LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

5.3230% - 5.4999%                    23      $  840,682,128    23.8%  66.4%   1.73x
5.5000% - 5.7499%                    67         963,827,859    27.3   72.9%   1.34x
5.7500% - 5.9999%                    63       1,301,670,196    36.9   76.8%   1.31x
6.0000% - 6.4999%                    36         387,668,652    11.0   73.6%   1.28x
6.5000% - 6.6400%                     2          36,744,689     1.0   75.5%   1.20x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             191      $3,530,593,522   100.0%  72.9%   1.41x
                                    ---      --------------   -----   ----    ----
WA INTEREST RATE:   5.7279%

--------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

RANGE OF ORIGINAL TERMS TO       NUMBER OF      PRINCIPAL      % OF    WA    WA UW
MATURITY/ARD                       LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

60 - 72                               2      $   19,289,570     0.5%  64.4%   1.35x
73 - 84                               2          26,200,000     0.7   64.1%   1.65x
85 - 120                            184       3,466,232,269    98.2   73.1%   1.41x
121 - 180                             3          18,871,683     0.5   51.9%   1.33x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             191      $3,530,593,522   100.0%  72.9%   1.41x
                                    ---      --------------   -----   ----    ----
WA ORIGINAL LOAN TERM:   119 MONTHS

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------

                                  NUMBER OF      PRINCIPAL      % OF    WA    WA UW
GEOGRAPHIC LOCATION              PROPERTIES       BALANCE       IPB     LTV    DSCR
------------------------------   ----------   --------------   -----   ----   -----

NEW YORK                              17      $  440,547,399    12.5%  73.6%   1.35x
ILLINOIS                              19         395,861,249    11.2   75.9%   1.37x
CALIFORNIA                            26         382,232,179    10.8   69.4%   1.39x
SOUTHERN CALIFORNIA                   15         215,529,620     6.1   68.8%   1.35x
NORTHERN CALIFORNIA                   11         166,702,599     4.7   70.2%   1.49x
VIRGINIA                              21         252,721,148     7.2   78.7%   1.46x
TEXAS                                 37         244,840,807     6.9   76.1%   1.33x
PENNSYLVANIA                          12         208,895,405     5.9   73.2%   1.39x
OTHER                                142       1,605,495,335    45.5   71.3%   1.46x
                                     ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              274      $3,530,593,522   100.0%  72.9%   1.41x
                                     ---      --------------   -----   ----    ----

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

                                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RANGE OF UW DSCRs                  LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

1.10x - 1.14x                         3      $   32,100,000     0.9%  71.5%   1.11x
1.15x - 1.19x                        22         202,561,143     5.7   75.5%   1.17x
1.20x - 1.29x                        77       1,359,902,421    38.5   76.5%   1.24x
1.30x - 1.49x                        61       1,304,824,077    37.0   73.9%   1.41x
1.50x - 1.99x                        24         319,946,413     9.1   66.3%   1.67x
2.00x - 2.15x                         4         311,259,468     8.8   58.2%   2.13x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             191      $3,530,593,522   100.0%  72.9%   1.41x
                                    ---      --------------   -----   ----    ----

WA UW DSCR:   1.41x

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

RANGE OF REMAINING TERMS         NUMBER OF      PRINCIPAL      % OF    WA    WA UW
TO MATURITY                        LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

58 - 60                               2      $   19,289,570     0.5%  64.4%   1.35x
61 - 84                               2          26,200,000     0.7   64.1%   1.65x
85 - 120                            185       3,473,232,269    98.4   73.1%   1.41x
121 - 177                             2          11,871,683     0.3   42.1%   1.40x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             191      $3,530,593,522   100.0%  72.9%   1.41x
                                    ---      --------------   -----   ----    ----
WA REMAINING TERM:  117 MONTHS

--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION(1)
--------------------------------------------------------------------------------

                                                    NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PROPERTY TYPE                SUB PROPERTY TYPE     PROPERTIES       BALANCE       IPB     LTV    DSCR
-----------------------   ----------------------   ----------   --------------   -----   ----   -----

RETAIL                    Anchored                      72      $1,045,395,818    29.6%  67.6%   1.54x
                          Unanchored                    28         174,112,995     4.9   73.5%   1.27x
                          Shadow Anchored                4          27,220,000     0.8   75.8%   1.20x
                            Subtotal:                  104      $1,246,728,813    35.3%  68.6%   1.49x
                                                       ---      --------------   -----   ----    ----
OFFICE                    CBD                           13      $  592,012,568    16.8%  77.7%   1.33x
                          Suburban                      34         309,135,756     8.8   76.8%   1.32x
                            Subtotal:                   47      $  901,148,324    25.5%  77.4%   1.33x
                                                       ---      --------------   -----   ----    ----
HOTEL                     Full Service                  10      $  592,226,679    16.8%  75.5%   1.33x
                          Limited Service                7          80,179,232     2.3   75.2%   1.32x
                          Extended Stay                  1          11,000,000     0.3   75.3%   1.60x
                           Subtotal:                    18      $  683,405,911    19.4%  75.4%   1.34x
                                                       ---      --------------   -----   ----    ----
INDUSTRIAL                Warehouse/Distribution        49      $  257,941,207     7.3%  73.6%   1.64x
                          Flex                          33         225,114,708     6.4   73.1%   1.36x
                          Office/Warehouse               1           6,485,122     0.2   56.9%   1.92x
                            Subtotal:                   83      $  489,541,037    13.9%  73.1%   1.51x
                                                       ---      --------------   -----   ----    ----
MIXED USE                 Office/Retail                 12      $  140,344,438     4.0%  70.2%   1.34x
                          Multifamily/Retail             2          31,600,000     0.9   68.8%   1.41x
                          Industrial/Retail              1           3,000,000     0.1   75.0%   1.35x
                            Subtotal:                   15      $  174,944,438     5.0%  70.0%   1.35x
                                                       ---      --------------   -----   ----    ----
MULTIFAMILY               Garden                         1      $   12,800,000     0.4%  76.2%   1.21x
                                                       ---      --------------   -----   ----    ----
SELF-STORAGE                                             3      $   16,200,000     0.5%  67.6%   1.29x
                                                       ---      --------------   -----   ----    ----
MANUFACTURED HOUSING                                     3      $    5,825,000     0.2%  73.7%   1.34x
                                                       ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:                                274      $3,530,593,522   100.0%  72.9%   1.41x
                                                       ---      --------------   -----   ----    ----

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans in Loan
     Group 1 secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     8 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

RANGE OF ORIGINAL                NUMBER OF      PRINCIPAL      % OF    WA    WA UW
AMORTIZATION TERMS                 LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

180 - 240                             3      $   15,933,022     0.8%  51.6%   1.34x
241 - 300                             7         126,617,390     6.1   71.5%   1.27x
301 - 360                           139       1,945,148,642    93.2   75.1%   1.29x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             149      $2,087,699,054   100.0%  74.7%   1.29x
                                    ---      --------------   -----   ----    ----
WA ORIGINAL AMORT TERM:  355 MONTHS

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RANGE OF CUT-OFF LTVS              LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

37.5% - 50.0%                         4      $   29,371,683     0.8%  46.4%   1.57x
50.1% - 60.0%                        13         345,171,041     9.8   53.7%   1.97x
60.1% - 65.0%                        15         149,756,192     4.2   63.4%   1.43x
65.1% - 70.0%                        25         381,907,189    10.8   68.1%   1.42x
70.1% - 75.0%                        40         767,981,580    21.8   73.1%   1.36x
75.1% - 80.0%                        93       1,851,805,836    52.5   78.5%   1.33x
80.1% - 83.6%                         1           4,600,000     0.1   83.6%   1.26x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             191      $3,530,593,522   100.0%  72.9%   1.41x
                                    ---      --------------   -----   ----    ----
WA CUT-OFF DATE LTV RATIO:   72.9%

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
AMORTIZED TYPES                    LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

BALLOON LOANS
   Interest-Only                     42      $1,442,894,468    40.9%  70.3%   1.59x
   Partial Interest-Only             98       1,262,759,996    35.8   75.2%   1.27x
   Balloon                           49         813,067,375    23.0   74.3%   1.33x
FULLY AMORTIZING LOANS                2          11,871,683     0.3   42.1%   1.40x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             191      $3,530,593,522   100.0%  72.9%   1.41x
                                    ---      --------------   -----   ----    ----

--------------------------------------------------------------------------------
                     PARTIAL INTEREST-ONLY PERIODS IN MONTHS
--------------------------------------------------------------------------------

RANGE OF PARTIAL                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
INTEREST-ONLY PERIODS              LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

12 - 12                               8      $  119,500,000     9.5%  75.6%   1.32x
13 - 24                              23         254,876,000    20.2   73.9%   1.28x
25 - 36                              31         391,179,996    31.0   76.2%   1.23x
37 - 48                               4          33,999,000     2.7   75.6%   1.27x
49 - 84                              32         463,205,000    36.7   75.0%   1.28x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              98      $1,262,759,996   100.0%  75.2%   1.27x
                                    ---      --------------   -----   ----    ----

--------------------------------------------------------------------------------
                                  LOAN PURPOSE
--------------------------------------------------------------------------------

                                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
LOAN PURPOSE                       LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

ACQUISITION                          79      $1,860,576,737    52.7%  72.1%   1.47x
REFINANCE                           112       1,670,016,786    47.3   73.7%   1.36x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             191      $3,530,593,522   100.0%  72.9%   1.41x
                                    ---      --------------   -----   ----    ----

--------------------------------------------------------------------------------
                     REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

RANGE OF REMAINING               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
AMORTIZATION TERM                  LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

177 - 240                             3      $   15,933,022     0.8%  51.6%   1.34x
241 - 300                             7         126,617,390     6.1   71.5%   1.27x
301 - 360                           139       1,945,148,642    93.2   75.1%   1.29x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             149      $2,087,699,054   100.0%  74.7%   1.29x
                                    ---      --------------   -----   ----    ----
WA REMAINING AMORT TERM:  354 MONTHS

--------------------------------------------------------------------------------
                     LTV RATIOS AS OF THE MATURITY/ARD DATE(2)
--------------------------------------------------------------------------------

                                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
RANGE OF MATURITY LTVS             LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

42.6% - 50.0%                         5      $   33,661,573     1.0%  52.8%   1.64x
50.1% - 60.0%                        30         572,217,786    16.3   60.0%   1.71x
60.1% - 70.0%                        97       1,567,489,913    44.5   73.6%   1.34x
70.1% - 75.0%                        40         556,937,566    15.8   77.2%   1.29x
75.1% - 80.0%                        17         788,415,000    22.4   79.2%   1.43x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             189      $3,518,721,839   100.0%  73.0%   1.41x
                                    ---      --------------   -----   ----    ----
WA LTV RATIO AT MATURITY/ARD DATE:   67.7%

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(3)
--------------------------------------------------------------------------------

RANGE OF YEARS                    NUMBER OF      PRINCIPAL      % OF    WA    WA UW
BUILT/RENOVATED                  PROPERTIES       BALANCE       IPB     LTV    DSCR
------------------------------   ----------   --------------   -----   ----   -----

1948 - 1969                           5       $   13,787,000     0.4%  71.3%   1.33x
1970 - 1979                          17           95,816,008     2.7   67.3%   1.73x
1980 - 1989                          43          473,465,937    13.4   69.1%   1.53x
1990 - 1999                          73          869,638,540    24.6   70.6%   1.49x
2000 - 2006                         136        2,077,886,037    58.9   75.0%   1.34x
                                    ---       --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             274       $3,530,593,522   100.0%  72.9%   1.41x
                                    ---       --------------   -----   ----    ----

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

                                 NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PREPAYMENT PROTECTION              LOANS         BALANCE       IPB     LTV    DSCR
------------------------------   ---------   --------------   -----   ----   -----

DEFEASANCE                          171      $3,161,870,674    89.6%  72.4%   1.42x
YIELD MAINTENANCE                    18         268,832,848     7.6   77.1%   1.36x
DEFEASANCE/YIELD MAINTENANCE          2          99,890,000     2.8   78.4%   1.46x
                                    ---      --------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             191      $3,530,593,522   100.0%  72.9%   1.41x
                                    ---      --------------   -----   ----    ----

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the fully amortizing mortgage loans.

(3)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                     9 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

RANGE OF                         NUMBER OF     PRINCIPAL     % OF    WA    WA UW
PRINCIPAL BALANCES                 LOANS        BALANCE      IPB     LTV    DSCR
------------------------------   ---------   ------------   -----   ----   -----

$2,273,163 - $2,999,999               1      $  2,273,163     0.6%  78.7%   1.41x
$3,000,000 - $3,999,999               4        14,938,665     4.0   76.5%   1.30x
$4,000,000 - $4,999,999               4        18,485,000     4.9   77.7%   1.34x
$5,000,000 - $6,999,999               4        23,004,559     6.2   73.8%   1.33x
$7,000,000 - $9,999,999               8        63,926,562    17.1   75.2%   1.27x
$10,000,000 - $14,999,999             4        46,350,000    12.4   76.2%   1.21x
$15,000,000 - $24,999,999             8       147,563,927    39.5   70.7%   1.38x
$25,000,000 - $31,000,000             2        57,000,000    15.3   75.5%   1.20x
                                    ---      ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              35      $373,541,876   100.0%  73.7%   1.30x
                                    ---      ------------   -----   ----    ----
AVERAGE BALANCE PER LOAN:       $10,672,625
AVERAGE BALANCE PER PROPERTY:   $9,338,547

--------------------------------------------------------------------------------
                             MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

RANGE OF MORTGAGE                NUMBER OF     PRINCIPAL     % OF    WA    WA UW
INTEREST RATES                     LOANS        BALANCE       IPB    LTV   DSCR
------------------------------   ---------   ------------   -----   ----   -----

5.4400% - 5.9999%                    22      $223,802,080    59.9%  75.3%   1.32x
6.0000% - 6.2499%                     5        67,267,090    18.0   68.3%   1.30x
6.2500% - 6.4700%                     8        82,472,705    22.1   73.9%   1.27x
                                    ---      ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              35      $373,541,876   100.0%  73.7%   1.30x
                                    ---      ------------   -----   ----    ----
WA INTEREST RATE:   5.9270%

--------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------

RANGE OF ORIGINAL TERMS          NUMBER OF     PRINCIPAL     % OF    WA    WA UW
TO MATURITY/ARD                    LOANS        BALANCE      IPB     LTV   DSCR
------------------------------   ---------   ------------   -----   ----   -----

60 - 120                             35      $373,541,876   100.0%  73.7%   1.30x
                                    ---      ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              35      $373,541,876   100.0%  73.7%   1.30x
                                    ---      ------------   -----   ----    ----
WA ORIGINAL LOAN TERM:   116 MONTHS

--------------------------------------------------------------------------------
                            GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------

                                  NUMBER OF     PRINCIPAL     % OF    WA    WA UW
GEOGRAPHIC LOCATION              PROPERTIES      BALANCE      IPB     LTV    DSCR
------------------------------   ----------   ------------   -----   ----   -----

TEXAS                                 6       $ 74,603,163    20.0%  74.9%   1.26x
NEW YORK                              8         50,283,232    13.5   70.0%   1.41x
NORTH CAROLINA                        3         34,248,401     9.2   79.4%   1.15x
COLORADO                              1         31,000,000     8.3   73.8%   1.20x
MICHIGAN                              2         27,050,000     7.2   64.4%   1.72x
OTHER                                20        156,357,080    41.9   74.7%   1.27x
                                    ---       ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              40       $373,541,876   100.0%  73.7%   1.30x
                                    ---       ------------   -----   ----    ----

--------------------------------------------------------------------------------
              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

                                 NUMBER OF     PRINCIPAL    % OF     WA    WA UW
RANGE OF UW DSCRs                  LOANS        BALANCE      IPB     LTV    DSCR
------------------------------   ---------   ------------   -----   ----   -----

1.15x - 1.19x                        10      $111,248,401    29.8%  74.6%   1.16x
1.20x - 1.29x                        10       113,467,478    30.4   76.0%   1.22x
1.30x - 1.49x                        12       105,385,997    28.2   71.7%   1.39x
1.50x - 1.69x                         2        23,440,000     6.3   79.5%   1.52x
1.70x - 1.92x                         1        20,000,000     5.4   59.9%   1.92x
                                    ---      ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              35      $373,541,876   100.0%  73.7%   1.30x
                                    ---      ------------   -----   ----    ----

WA UW DSCR:  1.30x

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------

RANGE OF REMAINING               NUMBER OF    PRINCIPAL      % OF    WA    WA UW
TERMS TO MATURITY                  LOANS       BALANCE       IPB     LTV   DSCR
------------------------------   ---------   ------------   -----   ----   -----

58 - 120                            35       $373,541,876   100.0%  73.7%   1.30x
                                   ---       ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:             35       $373,541,876   100.0%  73.7%   1.30x
                                   ---       ------------   -----   ----    ----
WA REMAINING TERM:   113 MONTHS

--------------------------------------------------------------------------------
                          PROPERTY TYPE DISTRIBUTION(1)
--------------------------------------------------------------------------------

                                                      NUMBER OF    PRINCIPAL     % OF     WA     WA UW
PROPERTY TYPE                    SUB PROPERTY TYPE   PROPERTIES     BALANCE       IPB     LTV     DSCR
------------------------------   -----------------   ----------   ------------   -----   -----   ------

MULTIFAMILY                      Garden                  38       $335,341,876    89.8%   73.7%    1.31x
                                 Mid/High Rise            1         31,000,000     8.3    73.8%    1.20x
                                 SUBTOTAL                39       $366,341,876    98.1%   73.7%    1.30x
                                                        ---       ------------   -----    ----     ----
MANUFACTURED HOUSING                                      1       $  7,200,000     1.9%   76.8%    1.26x
                                                        ---       ------------   -----    ----     ----
TOTAL/WEIGHTED AVERAGE:                                  40       $373,541,876   100.0%   73.7%    1.30x
                                                        ---       ------------   -----    ----     ----

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans in Loan
     Group 2 secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                    10 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

RANGE OF ORIGINAL                NUMBER OF     PRINCIPAL     % OF    WA    WA UW
AMORTIZATION TERMS                LOANS         BALANCE      IPB     LTV    DSCR
------------------------------   ---------   ------------   -----   ----   -----

360 - 360                            29      $290,801,876   100.0%  74.6%   1.24x
                                    ---      ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              29      $290,801,876   100.0%  74.6%   1.24x
                                    ---      ------------   -----   ----    ----
WA ORIGINAL AMORT TERM:   360 MONTHS

--------------------------------------------------------------------------------
                       LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
RANGE OF CUT-OFF LTVS               LOANS       BALANCE      IPB     LTV    DSCR
-----------------------------    ---------   ------------   -----   ----   -----

59.9% - 65.0%                         1      $ 20,000,000     5.4%  59.9%  1.92x
65.1% - 70.0%                         5        74,251,405    19.9   67.2%  1.28x
70.1% - 75.0%                        10       108,793,907    29.1   73.1%  1.29x
75.1% - 80.0%                        18       166,748,163    44.6   78.5%  1.26x
80.1% - 82.4%                         1         3,748,401     1.0   82.4%  1.15x
                                    ---      ------------   -----   ----   ----
TOTAL/WEIGHTED AVERAGE:              35      $373,541,876   100.0%  73.7%  1.30x
                                    ---      ------------   -----   ----   ----
WA CUT-OFF DATE LTV RATIO:   73.7%

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
AMORTIZED TYPES                    LOANS        BALANCE      IPB     LTV    DSCR
------------------------------   ---------   ------------   -----   ----   -----

BALLOON LOANS
  PARTIAL INTEREST-ONLY              20      $221,535,000    59.3%  75.6%   1.21x
  BALLOON                             9        69,266,876    18.5   71.3%   1.36x
  INTEREST-ONLY                       6        82,740,000    22.2   70.7%   1.51x
                                    ---      ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              35      $373,541,876   100.0%  73.7%   1.30x
                                    ---      ------------   -----   ----    ----

--------------------------------------------------------------------------------
                     PARTIAL INTEREST-ONLY PERIODS IN MONTHS
--------------------------------------------------------------------------------

RANGE OF PARTIAL                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
INTEREST-ONLY PERIODS              LOANS        BALANCE      IPB     LTV    DSCR
------------------------------   ---------   ------------   -----   ----   -----

24 - 48                              11      $101,625,000    45.9%  73.8%   1.22x
49 - 60                               9       119,910,000    54.1   77.1%   1.20x
                                    ---      ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              20      $221,535,000   100.0%  75.6%   1.21x
                                    ---      ------------   -----   ----    ----

--------------------------------------------------------------------------------
                                  LOAN PURPOSE
--------------------------------------------------------------------------------

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
LOAN PURPOSE                       LOANS        BALANCE      IPB     LTV    DSCR
------------------------------   ---------   ------------   -----   ----   -----

REFINANCE                            27      $290,240,312    77.7%  74.2%   1.31x
ACQUISITION                           8        83,301,564    22.3   72.2%   1.29x
                                    ---      ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              35      $373,541,876   100.0%  73.7%   1.30x
                                    ---      ------------   -----   ----    ----

--------------------------------------------------------------------------------
                     REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

RANGE OF REMAINING               NUMBER OF     PRINCIPAL     % OF    WA    WA UW
AMORTIZATION TERMS                 LOANS        BALANCE      IPB     LTV    DSCR
---------------------------      ---------   ------------   -----   ----   -----

354 - 360                            29      $290,801,876   100.0%  74.6%   1.24x
                                    ---      ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              29      $290,801,876   100.0%  74.6%   1.24x
                                    ---      ------------   -----   ----    ----
WA REMAINING AMORT TERM:   359 MONTHS

--------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(2)
--------------------------------------------------------------------------------

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
RANGE OF MATURITY LTVS              LOANS       BALANCE       IPB    LTV    DSCR
------------------------------   ---------   ------------   -----   ----   -----

56.2% - 65.0%                        10      $113,645,312    30.4%  67.5%   1.41x
65.1% - 70.0%                        10       102,448,163    27.4   73.9%   1.26x
70.1% - 75.0%                        11       118,758,401    31.8   77.6%   1.21x
75.1% - 80.0%                         4        38,690,000    10.4   79.5%   1.41x
                                    ---      ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              35      $373,541,876   100.0%  73.7%   1.30x
                                    ---      ------------   -----   ----    ----
WA LTV RATIO AT MATURITY/ ARD DATE:   68.1%

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(3)
--------------------------------------------------------------------------------

RANGE OF YEARS                    NUMBER OF     PRINCIPAL     % OF    WA    WA UW
BUILT/RENOVATED                  PROPERTIES      BALANCE      IPB     LTV    DSCR
------------------------------   ----------   ------------   -----   ----   -----

1970 - 1979                           3       $ 14,078,805     3.8%  77.2%   1.27x
1980 - 1989                           7         66,578,358    17.8   70.5%   1.36x
1990 - 1999                           5         36,313,728     9.7   79.0%   1.41x
2000 - 2006                          25        256,570,985    68.7   73.6%   1.28x
                                    ---       ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              40       $373,541,876   100.0%  73.7%   1.30x
                                    ---       ------------   -----   ----    ----

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
PREPAYMENT PROTECTION              LOANS        BALANCE       IPB    LTV    DSCR
------------------------------   ---------   ------------   -----   ----   -----

DEFEASANCE                           35      $373,541,876   100.0%  73.7%   1.30x
                                    ---      ------------   -----   ----    ----
TOTAL/WEIGHTED AVERAGE:              35      $373,541,876   100.0%  73.7%   1.30x
                                    ---      ------------   -----   ----    ----

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the fully amortizing mortgage loans.

(3)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                    11 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
   TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

   LOAN                                                                      NUMBER OF
SELLER(1)                 LOAN NAME                      CITY, STATE         PROPERTIES
---------   ------------------------------------   ----------------------   -----------

JPMCB       131 South Dearborn                     Chicago, IL                    1
JPMCB       Centro Heritage Portfolio IV           Various, Various              16
JPMCB       Quantico Portfolio                     Various, VA                   14
CIBC        Marriott - Hilton Head Island          Hilton Head Island, SC         1
CIBC        Hilton - Anchorage                     Anchorage, AK                  1
CIBC        Bryant Park Hotel                      New York, NY                   1
CIBC        Courtyard by Marriott - Times Square
            South                                  New York, NY                   1
JPMCB       Presidential Tower                     Arlington, VA                  1
CIBC        The Plaza at PPL Center                Allentown, PA                  1
JPMCB       Americold Portfolio                    Various, Various              20
JPMCB       Southside Works & Quantum One
            Portfolio                              Pittsburgh, PA                 4
CIBC        Marriott - Albany, New York            Albany, NY                     1
JPMCB       Cabot Industrial Portfolio             Various, VA                   16
JPMCB       Leadership Square                      Oklahoma City, OK              1
CIBC        Crowne Plaza - LaGuardia               East Elmhurst, NY              1
---------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE
            TOP 10 TOTAL/WEIGHTED AVERAGE
            TOP 15 TOTAL/WEIGHTED AVERAGE

                                                SF/              CUT-OFF
   LOAN      LOAN    CUT-OFF DATE     % OF     UNITS/      UW      LTV      PROPERTY
SELLER(1)   GROUP       BALANCE       IPB      ROOMS      DSCR    RATIO       TYPE
---------   -----   --------------   -----   ---------   -----   -------   ----------

JPMCB         1     $  236,000,000    6.0%   1,504,364   1.28x    80.0%      Office
JPMCB         1     $  226,109,468    5.8%   2,788,226   2.15x    53.1%      Retail
JPMCB         1     $  131,250,000    3.4%     938,769   1.46x    79.7%      Various
CIBC          1     $  124,609,905    3.2%         512   1.37x    74.6%       Hotel
CIBC          1     $   95,000,000    2.4%         606   1.27x    75.8%       Hotel
CIBC          1     $   90,000,000    2.3%         128   1.20x    79.6%       Hotel
CIBC
              1     $   89,589,759    2.3%         244   1.25x    71.7%       Hotel
JPMCB         1     $   80,000,000    2.0%     332,928   1.48x    78.4%      Office
CIBC          1     $   75,000,000    1.9%     252,193   1.24x    77.6%      Office
JPMCB         1     $   70,000,000    1.8%   5,489,324   2.09x    75.9%    Industrial
JPMCB
              1     $   69,500,000    1.8%     402,787   1.38x    78.2%      Various
CIBC          1     $   64,797,151    1.7%         359   1.42x    74.7%       Hotel
JPMCB         1     $   61,365,000    1.6%   2,108,357   1.85x    68.3%    Industrial
JPMCB         1     $   61,000,000    1.6%     732,122   1.40x    79.2%      Office
CIBC          1     $   50,000,000    1.3%         358   1.39x    79.9%       Hotel
---------------------------------------------------------------------------------------
                    $  812,969,373   20.8%               1.56x    71.2%
                    $1,217,559,132   31.2%               1.52x    73.0%
                    $1,524,221,283   39.0%               1.51x    73.6%

(1)  "JPMCB" = JPMorgan Chase Bank, N.A.; "CIBC" = CIBC Inc.

                                    12 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                      LOAN GROUP 1 SHORT TERM LOAN SUMMARY
--------------------------------------------------------------------------------

LOAN ID    LOAN                                                      PROPERTY
  NO.     SELLER           LOAN NAME              CITY, STATE          TYPE
-------   ------   ------------------------   ------------------   -----------

5-YEAR
  60       CIBC    Lakeside Village           St. Petersburg, FL   Multifamily
  88       CIBC    Brighton Way               Beverly Hills, CA     Mixed Use
 117       CIBC    Electronic Arts Building   Chicago, IL             Office

7-YEAR
  61       JPMCB   Carmel Mission Inn         Carmel, CA              Hotel
  98       CIBC    College Square             Cedar Falls, IA      Multifamily
                   Apartments
 101       CIBC    Cobalt Building            Seattle, WA             Office

                                REMAINING   REMAINING IO
LOAN ID   CUT-OFF DATE   % OF      TERM         TERM        UW     CUT-OFF
  NO.        BALANCE      IPB    (MONTHS)     (MONTHS)     DSCR   LTV RATIO
-------   ------------   ----   ---------   ------------   ----   ---------

5-YEAR
  60      $16,750,000    0.4%       58           58        1.31x    71.6%
  88      $11,300,000    0.3%       58           58        1.49x    53.8%
 117      $ 7,989,570    0.2%       59            0        1.16x    79.4%

7-YEAR
  61      $16,000,000    0.4%       82           22        1.43x    72.4%
  98      $10,450,000    0.3%       82           34        1.25x    80.0%
 101      $10,200,000    0.3%       82           82        2.00x    51.0%

--------------------------------------------------------------------------------
                             PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

LOAN ID    LOAN
  NO.     SELLER        LOAN NAME        A-NOTE BLANANCE AS OF CUT-OFF DATE
-------   ------   -------------------   ----------------------------------

   1       JPMCB   131 South Dearborn                $236,000,000
                                                     $236,000,000

  10       JPMCB   Americold Portfolio               $ 70,000,000
                                                     $210,000,000
                                                     $ 35,000,000
                                                     $ 35,000,000

LOAN ID
  NO.         TRANSACTION                SERVICER            SPECIAL SERVICER
-------   -----------------   ---------------------------   ------------------

   1       JPMCC 2006-LDP9    Midland Loan Services, Inc.   LNR Partners, Inc.
          JPMCC 2007-CIBC18       Capmark Finance Inc.      LNR Partners, Inc.

  10      JPMCC 2007-CIBC18       Capmark Finance Inc.      LNR Partners, Inc.
                 TBD                      TBD               LNR Partners, Inc.
                 TBD                      TBD               LNR Partners, Inc.
                 TBD                      TBD               LNR Partners, Inc.

--------------------------------------------------------------------------------
                             COMPANION LOAN SUMMARY
--------------------------------------------------------------------------------

LOAN ID    LOAN                                 A-NOTE BALANCE(S) AS   B-NOTE BALANCE AS
  NO.     SELLER           LOAN NAME              OF CUT-OFF DATE       OF CUT-OFF DATE
-------   ------   --------------------------   --------------------   -----------------

   18     CIBC     Golden East Crossing              $49,000,000          $3,075,000
  204     CIBC     Miramar Professional Plaza        $ 3,223,841          $  204,837

            WHOLE LOAN
LOAN ID   BALANCE AS OF                WHOLE LOAN       TRUST      WHOLE LOAN
  NO.      CUT-OFF DATE   TRUST DSCR      DSCR      CUT-OFF LTV   CUT-OFF LTV
-------   -------------   ----------   ----------   -----------   -----------

   18      $52,075,000       1.22x        1.10x        79.7%         84.7%
  204      $ 3,428,678       1.29x        1.16x        78.6%         83.6%

                                    13 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

                    [2 PHOTOS OF 131 SOUTH DEARBORN OMITTED]

                                    14 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:(1)       $236,000,000
CUT-OFF DATE PRINCIPAL BALANCE:(1)   $236,000,000
% OF POOL BY IPB:                    6.0%
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            131 South Dearborn, LLC
SPONSOR:                             Robert M. Gans
ORIGINATION DATE:                    11/08/06
INTEREST RATE:                       5.79000%
INTEREST-ONLY PERIOD:                120 months
MATURITY DATE:                       12/01/16
AMORTIZATION TYPE:                   Interest-only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            Hard
ADDITIONAL DEBT:(1)                  $286,000,000
ADDITIONAL DEBT TYPE:                Pari Passu Loan and
                                     Mezzanine Loan
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL      MONTHLY
                                     ----------   ----------
TAXES:                               $4,718,404   $1,179,601
INSURANCE:                           $   72,938   $   72,938
CAPEX:                               $        0   $    3,107
TI/LC:(3)                            $4,100,000   $   83,333
OTHER:(4)                            $8,051,366   $        0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Office -- CBD
SQUARE FOOTAGE:                      1,504,364
LOCATION:                            Chicago, IL
YEAR BUILT/RENOVATED:                2003
OCCUPANCY:                           92.3%
OCCUPANCY DATE:                      11/01/06
NUMBER OF TENANTS:                   13
HISTORICAL NOI:
   2004:                             $20,927,360
   2005:                             $23,744,535
   TTM AS OF 08/31/06:               $23,731,408
UW REVENUES:                         $62,976,866
UW EXPENSES:                         $26,177,351
UW NOI:(2)                           $36,799,515
UW NET CASH FLOW:                    $35,530,236
APPRAISED VALUE:                     $590,000,000
APPRAISAL DATE:                      09/29/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(5)
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:                $314
CUT-OFF DATE LTV:                    80.0%
MATURITY DATE LTV:                   80.0%
UW IO DSCR:                          1.28x
UW DSCR:                             1.28x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS

                          RATINGS
                          MOODY'S/   SQUARE   % OF     BASE     LEASE EXPIRATION
TENANT NAME                S&P(6)     FEET     GLA   RENT PSF         YEAR
------------------------  --------  -------   ----   --------   ----------------
JP MORGAN CHASE & CO.(7)   Aa3/A+   541,571   36.0%   $23.15          2017
CITADEL INVESTMENT GROUP            324,812   21.6%   $31.29          2013
SEYFARTH SHAW LLP                   307,900   20.5%   $16.28          2022
--------------------------------------------------------------------------------

(1)  The total financing amount of $472 million has been split into a $236 million A-1 note not included in the trust and $236 million A-2 note included in the trust. Additionally, there is a mezzanine loan in the amount of $50 million.

(2)  The UW NOI figure was calculated using assumptions in the underwriting and accounts for several events occurring at the property since the TTM figures were calculated: (i) new leases commencing between January and March 2007 totaling $5,597,733 were included in the underwriting; (ii) rents for all tenants with lease terms beyond the term of the loan were underwritten to the average rent under the lease; (iii) all tenants with rent steps occurring before 06/01/07 were underwritten at the stepped up rental rate;
     and (iv) as of September 2006 the parking garage at the property was opened for public use, and income of approximately $1,007,000 was underwritten.

(3)  Borrower deposited $4,100,000 at closing into a rollover funds account associated with JPMorgan Chase lease expiration in 2017. Monthly TI/LCs in the amount of $83,333 are also being escrowed for the 2017 lease expiration of JPMorgan Chase. If tenant/replacement tenant fails to renew the lease by
     March 2015, lender is required to hold all excess cash flow as rollover funds, and commence a cash flow sweep, which will stop upon lender's receipt of a JPMorgan Chase replacement lease or the rollover funds account reaches $20 million. In lieu of commencing a cash flow sweep, the borrower may, upon appropriate notice beginning 36 months prior to the maturity date of the loan, increase its monthly TI/LC payment by 1/36th of the amount necessary to increase the fund balance to $20,000,000 after considering anticipated disbursements over the remaining term of the loan. Moreover, the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in the amount of $20,000,000.

(4)  This consists of a $3,669,244 Tenant TI Reserve, a $33,247 Tenant LC
     Reserve and a $4,348,875.44 reserve in connection with the Seyfarth Shaw rent abatement period of 12 months, to be released once the rent abatement period has expired on 12/31/2007.

(5)  DSCR and LTV ratios and Loan/SF ratios presented are calculated on the cut-off date principal balance of the 131 South Dearborn loan and the related pari passu loan.

(6)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(7)  JPMorgan Chase & Co. is currently subletting approximately 345,000 square feet of its space to Citadel Investment Group (279,000 square feet) and
     Seyfarth Shaw LLP (66,000 square feet).

                                    15 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

THE LOAN. The 131 South Dearborn mortgage loan is secured by a first mortgage fee interest in a Class A office building comprising approximately 1,504,364 square feet located in the Central Business District ("CBD") of Chicago,
Illinois. The building is also commonly known as the "Citadel Center".

The total financing amount of $472 million is split into two pari-passu notes, a
$236 million A-1 Note not included in the trust and a $236 million A-2 Note included in the trust.

THE BORROWER. The borrowing entity is 131 South Dearborn, LLC, a special purpose entity. The sponsor, Robert M. Gans, owns Metropolitan Lumber in Manhattan which he started in 1975. Metropolitan Lumber's core business is the wholesale/retail sale of lumber, hardware, and building materials to the construction industry.
Over the last several years Mr. Gans has purchased and operated more than 20 real estate ventures (residential and commercial).

THE PROPERTY. The property is a 37-story, multi-tenant Class A office building containing 1,504,364 square feet of net rentable area and 213 garage parking spaces on a 1.53-acre parcel of land located in the CBD of Chicago, Illinois.

The property is located on the northeast corner of Dearborn Street and Adams
Street in the Central Loop submarket of downtown Chicago. The property is accessible by public transportation. Commuter rail service is available from
Union Station, Northwestern Station and LaSalle Street Station which are located in walking proximity. Access to the blue line train is in the outdoor plaza area of the property and the red line train is located one block to the east. Four other train stops are two blocks to the east.

Built in 2003, the building is currently 92.3% occupied with tenants paying an average rent of $21.10 per square foot for office space and $24.11 per square foot for retail space. The office tenants include JPMorgan Chase Bank, Citadel
Investment Group, Seyfarth Shaw LLP and Holland & Knight. The retail tenants include Walgreen's and Starbucks.

SIGNIFICANT TENANTS. JPMorgan Chase & Co. (NYSE: JPM) is a global financial services firm with assets of $1.3 trillion and operations in more than 50 countries. The firm provides investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset and wealth management, and private equity. A component of the
Dow Jones Industrial Average, JPMorgan Chase & Co. has its corporate headquarters in New York and its U.S. retail financial services and commercial banking headquarters in Chicago.

Citadel Investment Group ("Citadel"), which is privately held, accounts for approximately 1-2 percent of all trading activity in New York and Tokyo every day. Because of this high volume, Citadel also acts as a market maker on smaller exchanges for some blue-chip stocks. Citadel currently manages over $12 billion for a wide range of investors across seven core businesses covering nearly every major asset class.

Seyfarth Shaw LLP, founded in 1945, is a full service law firm with over 650 attorneys located in ten offices throughout the United States and Brussels,
Belgium. Seyfarth Shaw LLP has a labor and employment practice and also provides a broad range of legal services in key areas including corporate and securities, real estate, litigation, intellectual property, employee benefits and labor and employment, among others. Seyfarth Shaw LLP represents Fortune 500 clients and other businesses in varied industries.

THE CITADEL LEASE. Citadel's lease includes an obligation for the borrower to reimburse all rent payable under Citadel's previous office location lease
("Prior Space"), net of any revenue received from subleasing. An affiliate of the Prime Group (as defined below) has assumed responsibility for subleasing the
Prior Space, funded an escrow to cover any subleasing shortfalls and provided an indemnity agreement with respect to any amounts payable by the borrower in excess of such escrow. The Prior Space is 100% subleased (86% subleased through the full term). The borrower's exposure for the Prior Space is estimated to be approximately $7,000,000, and is mitigated by the escrow of approximately
$7,100,000, however there can be no assurances that the amounts held in escrow will be sufficient to offset any liabilities ultimately incurred.

THE MARKET(1). The Central Loop office submarket is one of the five submarkets in Chicago's CBD and is bound by the Chicago River to the north, Roosevelt Road to the south, State Street to the east, and Franklin Street to the west. The
Central Loop is considered the heart of the financial district and consists of
92 office buildings comprising approximately 46 million square feet. As of the
Second Quarter 2006, the overall vacancy rate in the submarket was 16.1% with average Class A asking rents of $35.04 per square foot.

The Central Loop and surrounding area is an urban mixed-use community featuring office, government, entertainment, shopping, residential and hotel accommodations. 131 South Dearborn is centrally located between the U.S.
District Court, Federal Plaza, City Hall and the State of Illinois Courthouse.

PROPERTY MANAGEMENT. 131 South Dearborn is managed by Prime Group Realty Trust
("Prime Group"), a REIT, which owns, manages, leases, develops and redevelops office and industrial properties, principally in the metropolitan Chicago area.
Prime Group currently owns 10 office properties and one industrial property.
Prime Group also owns joint ventures interests in three office properties containing an aggregate of 2.6 million rentable square feet.

(1)  Certain information was obtained from the 131 South Dearborn appraisal dated 09/29/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    16 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE      % OF                   % OF BASE    CUMULATIVE   CUMULATIVE    CUMULATIVE   CUMULATIVE %
               LEASES       FEET        GLA      BASE RENT      RENT      SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
   YEAR       EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING
----------   ---------   ---------   --------   -----------   ---------   -----------   ----------   -----------   ------------

VACANT         NAP         116,493       7.7%          NAP        NAP        116,493         7.7%            NAP        NAP
2007 & MTM       3           9,802       0.7    $         0       0.0%       126,295         8.4%    $         0        0.0%
2008             0               0       0.0              0       0.0        126,295         8.4%    $         0        0.0%
2009             1               0       0.0              0       0.0        126,295         8.4%    $         0        0.0%
2010             0               0       0.0              0       0.0        126,295         8.4%    $         0        0.0%
2011             0               0       0.0              0       0.0        126,295         8.4%    $         0        0.0%
2012             0               0       0.0              0       0.0        126,295         8.4%    $         0        0.0%
2013             7         324,812      21.6     10,164,945      30.6        451,107        30.0%    $10,164,945       30.6%
2014             1          55,074       3.7      1,017,217       3.1        506,181        33.6%    $11,182,162       33.7%
2015             2         129,867       8.6      3,567,590      10.7        636,048        42.3%    $14,749,752       44.4%
2016             3           7,646       0.5        471,678       1.4        643,694        42.8%    $15,221,430       45.8%
2017             1         541,571      36.0     12,439,074      37.8      1,185,265        78.8%    $27,760,504       83.6%
AFTER           11         319,099      21.2      5,448,117      16.4      1,504,364       100.0%    $33,208,621      100.0%
               ---       ---------     -----    -----------     -----
TOTAL           29       1,504,364     100.0%   $33,208,621     100.0%
               ---       ---------     -----    -----------     -----

                                    17 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF 131 SOUTH DEARBORN OMITTED]

                                    18 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

               [STACKING PLAN GRAPH OF 131 SOUTH DEARBORN OMITTED]

                                    19 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               131 SOUTH DEARBORN
--------------------------------------------------------------------------------

                      [PHOTO OF 131 SOUTH DEARBORN OMITTED]

                                    20 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    21 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

               [5 PHOTOS OF CENTRO HERITAGE PORTFOLIO IV OMMITED]

                                    22 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $226,109,468
CUT-OFF DATE PRINCIPAL BALANCE:   $226,109,468
SHADOW RATING (MOODY'S/ S&P):     Baa3/BBB+
% OF POOL BY IPB:                 5.8%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Centro Heritage SPE 4 LLC, et al.
SPONSOR:                          Centro Watt America REIT, Inc.
ORIGINATION DATE:                 12/01/06
INTEREST RATE:                    5.44050%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    12/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),D(89),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:(1,2)        Permitted Mezzanine Loan,
                                  Permitted Secured Debt
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL    MONTHLY
                                  -------   ---------
TAXES:(5)                            $0     Springing
INSURANCE:(5)                        $0     Springing
CAPEX:(6)                            $0     Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Retail -- Anchored
SQUARE FOOTAGE:(3)                2,788,226
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        94.4%
OCCUPANCY DATE:                   08/01/06
NUMBER OF TENANTS:                273
HISTORICAL NOI:
   2004:                          $24,680,343
   2005:                          $28,025,188
   TTM AS OF 06/30/06:(4)         $29,910,787
UW REVENUES:                      $38,172,825
UW EXPENSES:                      $8,633,824
UW NOI:                           $29,539,000
UW NET CASH FLOW:                 $26,860,719
APPRAISED VALUE:                  $425,700,000
APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $81
CUT-OFF DATE LTV:                 53.1%
MATURITY DATE LTV:                53.1%
UW IO DSCR:                       2.15x
UW DSCR:                          2.15x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 TENANT SUMMARY

                                            RATINGS                   % OF     BASE RENT                  LEASE EXPIRATION
TENANT NAME                             MOODY'S/S&P(7)   TOTAL SF   TOTAL SF      PSF      SALES PSF             YEAR
-------------------------------------   --------------   --------   --------   ---------   ---------   ----------------------

LOWE'S HOME IMPROVEMENT                      A1/A+        168,407     6.0%       $ 3.41                         2026
T.J. MAXX (4 LOCATIONS)                      A3/A         133,513     4.8%       $ 9.57       $245     2011, 2012, 2014, 2015
BURLINGTON COAT FACTORY (2 LOCATIONS)                     130,180     4.7%       $ 5.74       $ 86           2007, 2009
K-MART                                        BB+          94,500     3.4%       $ 2.86       $125              2008
LINENS 'N THINGS (3 LOCATIONS)                             84,705     3.1%       $11.57       $190        2008, 2012, 2016
KROGER                                     Baa2/BBB-       67,772     2.4%       $10.73       $280              2016
DOMINICK'S                                 Baa2/BBB-       65,816     2.4%       $13.32       $317              2016
MARSHALL'S (2 LOCATIONS)                                   65,669     2.4%       $ 9.75       $264           2008, 2009
SHOP RITE                                                  65,197     2.3%       $ 8.44                         2026
SHAW'S SUPERMARKET                          B1/BB-         53,225     1.9%       $20.25       $492              2011
BARNES & NOBLE (2 LOCATIONS)                               45,150     1.6%       $14.53       $253           2009, 2012
-----------------------------------------------------------------------------------------------------------------------------

(1)  So long as the borrower has not obtained other permitted secured debt, future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the loan-to-value ratio ("LTV") for the properties subject to the mortgage must not exceed 65%, (ii) the debt service coverage ratio ("DSCR") for the properties subject to the mortgage shall be equal to or greater than 2.18x, and (iii) the permitted mezzanine loan must be issued by an approved institutional lender.

(2)  So long as the borrower has not obtained other permitted mezzanine debt, future secured debt is permitted on a one time basis in the form of a parri passu loan subject to certain conditions including, but not limited to: (i)
     the LTV for the properties subject to the mortgage does not exceed 53.1%,
     (ii) the DSCR for the properties subject to the mortgage shall be greater than or equal to 2.18x, (iii) the borrower shall have provided the lender with confirmation from the Rating Agencies that the proposed issuance of additional debt will not result in a re-qualification, reduction, or withdrawal of the then current ratings assigned to the certificates, (iv)
     the term of the additional debt must be coterminous with the loan, and (v)
     the additional secured debt must be issued by an approved lender.

(3)  Includes approximately 168,407 square feet ground leased from the borrower at the Pine Tree Shopping Center property by Lowe's Home Improvement for
     $3.41 per square foot.

(4)  Except with respect to Nesconset Shopping Center (03/31/06), Crossroads I &
     II (8/31/06), Slater Street (9/30/06), Crossroads III (8/31/06), and St
     Francis Plaza (3/31/06).

(5)  Upon the occurrence and during the continuance of an event of default, the borrower is required to pay the lender 1/12th of the taxes and insurance premiums that the lender estimates will be payable within the following 12 month period. In lieu of making the foregoing payments each year the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in an amount that would be sufficient to make such payments for the following 12 months.

(6)  Upon the occurrence of and during the continuance of an event of default, the borrower shall pay the lender the sum of $46,806 on each payment date as replacement reserves for capital improvements and repairs to the properties. In lieu of making the foregoing payments each year the borrower may elect to deliver a letter of credit to the lender from an approved financial institution in an amount that would be sufficient to make such payments for the following 12 months.

(7)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    23 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                                YEAR BUILT/
                                                    YEAR        SQUARE    OCCUPANCY
PROPERTY NAME                     LOCATION       RENOVATED       FEET         %
--------------------------     --------------   -----------   ---------   ---------

WATER TOWER PLAZA              Leominster, MA    1988/2001      296,320      95.6%
WARMINSTER TOWNE CENTRE        Warminster, PA      1997         237,234     100.0%
UNIVERSITY COMMONS             Wilmington, NC      1989         235,345      96.0%
MCMULLEN CREEK SHOPPING        Charlotte, NC       1987         283,323      82.8%
   CENTER
UNIVERSITY COMMONS             Greenville, NC      1996         232,818     100.0%
   GREENVILLE
NAPLES SHOPPING CENTER         Naples, FL        1976/1989      198,843     100.0%
CROSSROADS I & II              Manchester, CT      1990         105,662     100.0%
PARK SHORE SHOPPING            Naples, FL        1973/1992      231,830     100.0%
   CENTER
NESCONSET SHOPPING CENTER      Port Jefferson    1961/1988      122,996     100.0%
                               Station, NY
LONG MEADOW COMMONS            Mundelein, IL       1996         118,470      84.9%
ROANOKE PLAZA                  Riverhead, NY       1972          99,131     100.0%
CAPITOL SHOPPING CENTER        Concord, NH       1961/2000      182,821     100.0%
PINE TREE SHOPPING CENTER(1)   Portland, ME      1960/2006      287,513      87.9%
SLATER STREET                  Manchester, CT      1996          51,370     100.0%
CROSSROADS III                 Manchester, CT      1990          68,750      52.8%
ST FRANCIS PLAZA               Santa Fe, NM      1961/2000       35,800     100.0%
                                                              ---------     -----
TOTAL/WEIGHTED AVERAGE:                                       2,788,226      94.4%
                                                              ---------     -----

                                          LEAD TENANT           % OF     ALLOCATED
PROPERTY NAME                             (SALES PSF)           GLA     LOAN AMOUNT
--------------------------     ------------------------------   ----   ------------

WATER TOWER PLAZA              Shaw's Supermarket ($492)        18.0%  $ 29,309,468
WARMINSTER TOWNE CENTRE        Shop Rite (N/A)                  27.5%    21,800,000
UNIVERSITY COMMONS             Lowe's Food Stores ($285)        22.3%    20,200,000
MCMULLEN CREEK SHOPPING        Burlington Coat Factory ($105)   18.8%    18,500,000
   CENTER
UNIVERSITY COMMONS             Kroger ($280)                    29.1%    18,000,000
   GREENVILLE
NAPLES SHOPPING CENTER         Publix Supermarkets ($663)       23.9%    17,400,000
CROSSROADS I & II              The Sports Authority (N/A)       40.0%    15,200,000
PARK SHORE SHOPPING            K-Mart ($125)                    40.8%    14,600,000
   CENTER
NESCONSET SHOPPING CENTER      Office Depot/Homegoods (N/A)     27.2%    13,300,000
LONG MEADOW COMMONS            Dominick's ($317)                55.6%    11,900,000
ROANOKE PLAZA                  TJ Maxx ($277)                   43.5%     9,900,000
CAPITOL SHOPPING CENTER        Burlington Coat Factory ($73)    42.1%     9,600,000
PINE TREE SHOPPING CENTER(1)   Lowe's Home Improvement (N/A)    58.6%     9,600,000
SLATER STREET                  Office Depot/Bassett Furniture   38.9%     7,600,000
CROSSROADS III                 PETCO (N/A)                      23.7%     5,300,000
ST FRANCIS PLAZA               Wild Oats Market ($439)          58.2%     3,900,000
                                                                       ------------
TOTAL/WEIGHTED AVERAGE:                                                $226,109,468
                                                                       ------------

(1)  Includes 168,407 square feet of space ground leased from the borrower by
     Lowe's Home Improvement.

                                    24 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

THE LOAN. The Centro Heritage Portfolio IV mortgage loan is secured by a first lien mortgage in a fee interest in 16 anchored retail centers consisting of approximately 2,788,226 square feet located in North Carolina, Massachusetts,
Pennsylvania, Florida, Connecticut, New York, Illinois, New Hampshire, Maine,
and New Mexico.

THE BORROWER. The borrowing entities are Centro Heritage Park Shore SC LLC,
Centro Heritage SPE 4 LLC, Centro Heritage Naples SC LLC, Centro Heritage UC
Greenville LLC, Centro Bradley Manchester I LLC, Centro Bradley Manchester II
Shore SC LLC, Centro Bradley Manchester III LLC, Centro Bradley Slater Street
LLC, Centro Bradley Long Meadow LLC, Centro Heritage Capitol SC LLC, Centro
Heritage Roanoke Plaza LLC, Centro St. Francis Plaza LLC and Centro Heritage
Warminster SPE LLC, each a single purpose entity.

THE SPONSOR. The sponsor for the Centro Heritage Portfolio IV is Centro Watt
America REIT, Inc. ("Centro"), an Australian retail property investment, development and funds management services organization. Centro is a joint-venture between Centro Properties Group (ASX:CNP) of Melbourne, Australia
and Watt Commercial Properties, a privately held real estate company based in
Los Angeles. Centro Properties Group is a retail investment organization specializing in the ownership, management and development of retail shopping centers. Centro manages both listed and unlisted properties and has an extensive portfolio of shopping centers across Australia, New Zealand and the United
States. With funds under management exceeding AUS$14.3 billion. Centro continues to be one of the largert ASX-listed property groups in Australia. Watt
Commercial Properties is one of the most experienced and largest owners, developers, and managers of commercial real estate in the U.S. With more than 40 years of experience, the company's core services include: property management, leasing, asset management, acquisition, development and reporting for all types of commercial real estate. Watt provides a spectrum of expertise in real estate services to investors of retail, multi-family, industrial and office properties.

THE PROPERTIES. The Centro Heritage Portfolio IV consists of 16 retail centers totaling approximately 2,788,226 square feet located in North Carolina,
Massachusetts, Pennsylvania, Florida, Connecticut, New York, Illinois, New
Hampshire, Maine, and New Mexico. The portfolio is leased to approximately 273 local, regional, and national tenants, including anchor tenants such as Lowes
Home Improvement, T.J. Maxx, Burlington Coat Factory, K-Mart, Linens 'N Things,
Kroger, Dominick's, Marshalls, Shop Rite, Shaw's Supermarket, and Barnes &
Noble. These anchor tenants occupy approximately 974,134 square feet or 34.9% of the portfolios rentable area.

Eleven of the properties are anchored by regional and national retailers and serve trade areas ranging from 1 to 15 miles. Five of the properties are anchored by regional and national grocery store chains and have trade areas that range between 1 to 10 miles.

RELEASE. Provided that no event of default exists, after the defeasance lockout date, individual Centro Heritage Portfolio IV properties may be released as part of a partial defeasance from the lien of the mortgage subject to the satisfaction of certain conditions, including, but not limited to: (i) the principal balance of the defeased note must equal or exceed 110% of the allocated loan amount of the individual property to be released, and (ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release of the individual property for the individual properties then remaining subject to the lien of the mortgage must be equal to or greater than the greater of a) 2.18x and b) the DSCR for the remaining individual properties
(including the individual property to be released) as of the date immediately preceding the release of the individual property.

SUBSTITUTION. The borrower is permitted to substitute individual Centro Heritage
Portfolio IV properties (no more than 3 properties per year) as collateral during the term of the loan subject to certain conditions including, but not limited to: (i) the aggregate appraised value of all of the substituted properties must not exceed thirty five percent (35%) of the value of the original properties based on third party appraisals; and (ii) the fair market value of the substitute property must not be less than 100% of the greater of
(a) the fair market value of the substituted property as of the origination date, or (b) the fair market value of the substituted property as of the date of substitution

THE MARKETS(1). The Centro Heritage Portfolio IV contains 16 individual properties located in six regional markets. Two properties, 14.1% of the portfolio value, are located within the Naples, FL retail market, and three properties, 9.5% of the portfolio value, are located within the Manchester, CT retail market. The remaining properties are located within eleven markets across eight separate states. Each property and its market are summarized in the following table.

PROPERTY MANAGEMENT. The properties comprising Centro Heritage Portfolio IV are managed by Centro Watt Management Joint Venture 2, LP.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Water Tower Plaza, Warminster
     Towne Centre, University Commons, McMullen Creek Shopping Center,
     University Commons Greenville, Naples Shopping Center, Crossroads I, II &
     III, Park Shore Shopping Center, Nesconset Shopping Center, Long Meadow
     Commons, Roanoke Plaza, Capitol Shopping Center, Pine Tree Shopping Center,
     Slater Street, and St Francis Plaza appraisals dated between 07/31/06 and
     09/01/06. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    25 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

                                MARKET SUMMARY(1)

                                                                  OCCUPANCY
                                                              -----------------
PROPERTY NAME                             LOCATION            PROPERTY   MARKET
------------------------------   --------------------------   --------   ------

WATER TOWER PLAZA                Leominster, MA                 95.6%     97.0%
WARMINSTER TOWNE CENTRE          Warminster, PA                100.0%     93.2%
UNIVERSITY COMMONS               Wilmington, NC                 96.0%     98.0%
MCMULLEN CREEK SHOPPING CENTER   Charlotte, NC                  82.8%     96.8%
UNIVERSITY COMMONS GREENVILLE    Greenville, NC                100.0%     97.0%
NAPLES SHOPPING CENTER           Naples, FL                    100.0%     96.0%
CROSSROADS I & II                Manchester, CT                100.0%     91.6%
PARK SHORE SHOPPING CENTER       Naples, FL                    100.0%     96.0%
NESCONSET SHOPPING CENTER        Port Jefferson Station. NY    100.0%     95.5%
LONG MEADOW COMMONS              Mundelein, IL                  84.9%     90.3%
ROANOKE PLAZA                    Riverhead, NY                 100.0%     95.5%
CAPITOL SHOPPING CENTER          Concord, NH                   100.0%     98.0%
PINE TREE SHOPPING CENTER        Portland, ME                   87.9%     98.0%
SLATER STREET                    Manchester, CT                100.0%     91.6%
CROSSROADS III                   Manchester, CT                 52.8%     91.6%
ST FRANCIS PLAZA                 Santa Fe, NM                  100.0%       N/A

                                                                                         2006 AVERAGE
                                           RENT/PSF              2006 POPULATION(2)   HOUSEHOLD INCOME(2)
                                 -----------------------------   ------------------   -------------------
                                                                  3-MILE    5-MILE     3-MILE     5-MILE
PROPERTY NAME                       PROPERTY         MARKET       RADIUS    RADIUS     RADIUS     RADIUS
------------------------------   -------------   -------------    ------   -------    --------   --------

WATER TOWER PLAZA                $15.28-$16.98   $16.00-$18.00    46,288    90,330    $ 58,741   $ 59,024
WARMINSTER TOWNE CENTRE          $       21.44   $       20.00    75,421   156,158    $ 72,557   $ 84,453
UNIVERSITY COMMONS               $       15.19   $       18.50    50,690   117,483    $ 52,993   $ 59,120
MCMULLEN CREEK SHOPPING CENTER   $12.71-$15.47   $13.50-$16.50    61,528   146,938    $ 92,315   $ 99,385
UNIVERSITY COMMONS GREENVILLE    $       14.49   $       17.50    58,057    86,814    $ 56,899   $ 53,406
NAPLES SHOPPING CENTER           $17.06-$23.11   $16.00-$25.00    37,435    96,351    $ 96,164   $ 90,222
CROSSROADS I & II                $       20.74   $       25.00    61,054   124,846    $ 68,066   $ 72,271
PARK SHORE SHOPPING CENTER       $15.67-$18.30   $16.00-$24.00    43,573    94,582    $108,816   $100,201
NESCONSET SHOPPING CENTER        $16.94-$19.20   $17.00-$23.00    77,446   184,212    $ 95,564   $ 94,636
LONG MEADOW COMMONS              $       14.30   $       15.15    50,524   108,243    $110,257   $111,252
ROANOKE PLAZA                    $       19.02   $       20.00    21,161    31,165    $ 52,964   $ 59,909
CAPITOL SHOPPING CENTER          $       14.47   $       16.00    29,094    44,435    $ 56,805   $ 63,030
PINE TREE SHOPPING CENTER        $       15.19   $       15.00    52,024   104,449    $ 54,172   $ 55,349
SLATER STREET                    $       17.57   $       23.00    62,084   123,802    $ 71,814   $ 72,806
CROSSROADS III                   $       20.74   $       25.00    61,054   124,846    $ 68,066   $ 72,271
ST FRANCIS PLAZA                 $       11.33   $12.00-$20.00    52,488    74,197    $ 68,071   $ 69,485

--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Water Tower Plaza, Warminster
     Towne Centre, University Commons, McMullen Creek Shopping Center,
     University Commons Greenville, Naples Shopping Center, Crossroads I, II, &
     III, Park Shore Shopping Center, Nesconset Shopping Center, Long Meadow
     Commons, Roanoke Plaza, Capitol Shopping Center, Pine Tree Shopping Center,
     and Slater Street appraisals dated between 07/31/06 and 09/01/06. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

(2)  Population and household income figures represent 2005 data for all properties except Long Meadow Commons and St. Francis Plaza.

--------------------------------------------------------------------------------
                     LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE                             % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE   CUMULATIVE %
               LEASES       FEET     % OF GLA    BASE RENT       RENT     SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
   YEAR      EXPIRING     EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
----------   ---------   ---------   --------   -----------   ---------   -----------   ------------   -----------   ------------

VACANT          NAP        156,241      5.6%            NAP       NAP        156,241         5.6%              NAP        NAP
2007 & MTM      72         287,648     10.3     $ 3,133,464      10.2%       443,889        15.9%      $ 3,133,464       10.2%
2008            55         382,358     13.7       4,047,542      13.2        826,247        29.6%      $ 7,181,005       23.5%
2009            40         311,057     11.2       3,646,719      11.9      1,137,304        40.8%      $10,827,724       35.4%
2010            33         176,348      6.3       2,533,463       8.3      1,313,652        47.1%      $13,361,187       43.7%
2011            41         287,090     10.3       4,318,797      14.1      1,600,742        57.4%      $17,679,983       57.8%
2012            18         156,971      5.6       2,101,208       6.9      1,757,713        63.0%      $19,781,191       64.7%
2013            14         157,156      5.6       1,815,060       5.9      1,914,869        68.7%      $21,596,251       70.6%
2014            12         177,766      6.4       2,947,193       9.6      2,092,635        75.1%      $24,543,444       80.3%
2015             6         147,562      5.3       1,232,101       4.0      2,240,197        80.3%      $25,775,545       84.3%
2016             8         177,082      6.4       2,197,607       7.2      2,417,279        86.7%      $27,973,152       91.5%
2017             3          52,872      1.9         569,898       1.9      2,470,151        88.6%      $28,543,050       93.4%
AFTER            8         318,075     11.4       2,029,131       6.6      2,788,226       100.0%      $30,572,181      100.0%
                ---      ---------    -----     -----------     -----
TOTAL:          310      2,788,226    100.0%    $30,572,181     100.0%
                ---      ---------    -----     -----------     -----

                                    26 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

        [MAP INDICATING LOCATION OF CENTRO HERITAGE PORTFOLIO IV OMMITED]

                                    27 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

             [SITE PLAN OF UNIVERSITY COMMONS - GREENVILLE OMITTED]

             [SITE PLAN OF UNIVERSITY COMMONS - WILMINGTON OMITTED]

                                    28 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          CENTRO HERITAGE PORTFOLIO IV
--------------------------------------------------------------------------------

                    [SITE PLAN OF WATER TOWER PLAZA OMITTED]

                     [SITE PLAN OF WARMINSTER PLAZA OMITTED]

                                    29 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               QUANTICO PORTFOLIO
--------------------------------------------------------------------------------

                    [4 PHOTOS OF QUANTICO PORTFOLIO OMITTED]

                                    30 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               QUANTICO PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $131,250,000
CUT-OFF DATE PRINCIPAL BALANCE:   $131,250,000
% OF POOL BY IPB:                 3.4%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Quantico Buildings, LLC
SPONSOR:(1)                       Quantico Real Estate LLC
ORIGINATION DATE:                 02/07/07
INTEREST RATE:                    5.32300%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    03/01/17
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Grtr1%orYM(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:(2)          Permitted Mezzanine Loan
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL    MONTHLY
                                  -------   ---------
TAXES:(3)                           $0      Springing
INSURANCE:(3)                       $0      Springing
CAPEX:                              $0         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Various
SQUARE FOOTAGE:                   938,769
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        99.5%
OCCUPANCY DATE:                   12/31/06
NUMBER OF TENANTS:                35
HISTORICAL NOI:
   2004:                          $8,666,662
   2005:                          $9,540,995
   2006:                          $10,531,135
UW REVENUES:                      $13,926,441
UW EXPENSES:                      $3,258,218
UW NOI:                           $10,668,223
UW NET CASH FLOW:                 $10,307,365
APPRAISED VALUE:                  $164,600,000
APPRAISAL DATE:                   01/07/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $140
CUT-OFF DATE LTV:                 79.7%
MATURITY DATE LTV:                79.7%
UW IO DSCR:                       1.46x
UW DSCR:                          1.46x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

TENANT NAME          MOODY'S/ S&P(4)   SQUARE FEET   % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
------------------   ---------------   -----------   --------   -------------   ---------------------

TASC, INC.               Baa2             216,674      23.1%        $16.38              2015
ROCKWELL COLLINS         A2/A             113,741      12.1%        $13.11        2009, 2010, 2013
PANALPINA INC.                            110,156      11.7%        $15.26              2011
RESTON LLOYD, LTD.                         64,537       6.9%        $ 7.99              2008

--------------------------------------------------------------------------------

(1)  The sponsor is 30% owned by Duke Realty Corp., and 70% owned by Belbrook
     Capital Fund, an investment fund managed by Eaton Vance.

(2)  The borrower may obtain mezzanine debt up to the amount such that the aggregate mortgage loan and mezzanine loan LTV does not exceed 85%, and the
     DSCR is greater than 1.05x.

(3)  Upon the occurrence and during the continuance of an event of default, the borrower is required to pay the lender 1/12th of the taxes and insurance premiums that the lender estimates will be payable within the following 12 month period.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    31 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               QUANTICO PORTFOLIO
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                            YEAR BUILT/
                                               YEAR
PROPERTY NAME                  LOCATION     RENOVATED     SQUARE FEET   OCCUPANCY
-------------------------   -------------   -----------   -----------   ---------

107 CARPENTER DRIVE         Sterling, VA       1987            24,196     100.0%
22626 SALLY RIDE DRIVE      Sterling, VA       1999            43,120     100.0%
22620 SALLY RIDE DRIVE      Sterling, VA       1999            21,600     100.0%
22645 SALLY RIDE DRIVE      Sterling, VA     1990/2006         42,580     100.0%
109 CARPENTER DRIVE         Sterling, VA       1987            18,372      72.0%
22880 GLENN DRIVE           Sterling, VA       1998            64,537     100.0%
22750 GLENN DRIVE           Sterling, VA       1988            69,587     100.0%
22879 GLENN DRIVE           Sterling, VA       1989            94,545     100.0%
22815 GLENN DRIVE           Sterling, VA       2000           126,841     100.0%
22635 DAVIS DRIVE           Sterling, VA     1999/2006         48,958     100.0%
22633 DAVIS DRIVE           Sterling, VA       1990            24,050     100.0%
22825 DAVIS DRIVE           Sterling, VA       1997            57,600     100.0%
22601 DAVIS DRIVE           Sterling, VA       1997            61,500     100.0%
4801 STONECROFT-TASC I/II   Chantilly, VA      1998           241,283     100.0%
                                                              -------     -----
TOTAL/WEIGHTED AVERAGE:                                       938,769      99.5%
                                                              -------     -----

                                                                        ALLOCATED LOAN
PROPERTY NAME                            TOP TENANT          % OF GLA       BALANCE
-------------------------   ------------------------------   --------   --------------

107 CARPENTER DRIVE         National Association of            31.1%      $  2,631,379
                            Cemeteries
22626 SALLY RIDE DRIVE      Rockwell Collins                  100.0%         6,698,056
22620 SALLY RIDE DRIVE      Rockwell Collins                  100.0%         3,508,505
22645 SALLY RIDE DRIVE      Colorcraft of Virginia            100.0%         4,465,371
109 CARPENTER DRIVE         Med-Eval                           33.7%         1,833,991
22880 GLENN DRIVE           Reston Lloyd, Ltd.                100.0%         5,980,407
22750 GLENN DRIVE           Panalpina, Inc.                   100.0%         6,139,886
22879 GLENN DRIVE           ExxonMobil Corporation             40.9%         9,728,129
22815 GLENN DRIVE           Panalpina, Inc.                    32.0%        12,598,724
22635 DAVIS DRIVE           Northrop Grumman                   54.3%         6,299,362
22633 DAVIS DRIVE           Rockwell Collins                  100.0%         3,588,244
22825 DAVIS DRIVE           General Dynamics Network           48.9%         5,900,668
22601 DAVIS DRIVE           Gatco of Virginia and Fortessa    100.0%         6,060,146
4801 STONECROFT-TASC I/II   TASC, Inc.                         89.8%        55,817,132
                                                                          ------------
TOTAL/WEIGHTED AVERAGE:                                                   $131,250,000
                                                                          ------------

THE LOAN. The Quantico Portfolio loan is secured by a first lien mortgage in a fee interest in 14 office and industrial/flex properties comprising a total of approximately 938,769 square feet, located in Sterling and Chantilly, Virginia.

THE BORROWER. The borrowing entity is Quantico Buildings, LLC, a special purpose entity. The borrower is indirectly sponsored by Quantico Real Estate LLC, which is 30% owned by Duke Realty Corporation and 70% owned by Belcrest Capital Fund, an investment fund, managed by Eaton Vance, who will form a private REIT. Duke
Realty Corporation is a publicly traded REIT (NYSE: DRE) specializing in office, industrial, retail and healthcare properties primarily in the Midwest &
Southeast. Duke's current market capitalization is $5.4 billion with an enterprise value of $10.3 billion. Duke is rated BBB+ by S&P and Baa1 by
Moody's. Originating in Boston in 1924, Eaton Vance is one of the oldest investment management firms in America and provides professional investment advice to individuals, trusts, charitable organizations and institutions. Eaton
Vance has over $128 billion under management and employs over 850 people.

THE PROPERTIES. The Quantico Portfolio contains 14 office and industrial flex/warehouse properties, totaling 938,769 square feet of net rentable area located near the Washington Dulles International Airport and less than 30 miles from Washington, DC. Thirteen of the buildings are located at the TransDulles
Center, a 122-acre office and industrial business park located in Loudoun
County, 5 miles northeast of the Dulles Airport in Sterling, Virginia. The remaining building is located 2 miles south of the Dulles Airport in Chantilly,
Virginia within the 1,100-acre Westfields Corporate Center. Thirteen of the 14 buildings are 100.0% occupied.

The office properties consist of 107 Carpenter Drive, 109 Carpenter Drive, located at the TransDulles Center, and 4801 Stonecroft, which is located at the
Westfields Office Park. 4801 Stonecroft is the largest building of the portfolio consisting of 241,283 square feet or approximately 25.7% of the total net rentable area of the portfolio. The three office properties have an average occupancy rate of 90.7% and average in-place rent of $16.35 per square foot. The largest tenants of the 15 currently in occupancy at the properties include TASC,
Inc. (a subsidiary of Northrop Grumman rated Baa2 by Moody's), Welkin
Associates, and National Association of Cemeteries. These properties make up
14.7% of the net rentable area of the portfolio and have an average occupancy of
100.0% as of December 31, 2006. The average in-place rent for the flex properties is $14.12 per square foot.

The remaining 7 properties are located within the TransDulles Center and are industrial warehouse facilities. These facilities represent 55.1% of the net rentable area of the entire portfolio and are all 100.0% occupied. Furthermore, the average rent at the properties is $8.25 per square foot.

RELEASE. Provided that no event of default exists, after April 1, 2009, individual Quantico Portfolio properties may be released from the lien of the mortgage upon the satisfaction of certain conditions including, but not limited to: (i) prepayment of an amount equal to between 100% and 110% of the allocated loan amount of the individual property to be released, plus applicable yield maintenance premiums; (ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release of the individual property for the properties then subject to the mortgage must be equal to or greater than 1.10x;
and (iii) after 7 individual properties have been released, the loan to value ratio ("LTV") of the remaining properties must be less than or equal to 80%. The borrower is permitted to make a partial prepayment of the loan in order to satisfy the DSCR requirement so long as such prepayment is accompanied by the applicable yield maintenance premium.

                                    32 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               QUANTICO PORTFOLIO
--------------------------------------------------------------------------------

SUBSTITUTION. The borrower is permitted to substitute individual Quantico
Portfolio properties (representing not more than 40% of the original principal balance) during the term of the loan subject to certain terms and conditions including, but not limited to: (i) the appraised value of the substitute properties must be equal to or greater than the appraised value of the substituted properties, (ii) the annualized underwritten cash flow for the substitute properties may not be less than the underwritten cash flow of the substituted properties. After April 1, 2009, the borrower may make a partial prepayment of the loan and pay applicable yield maintenance premiums or deliver additional collateral for the loan in order to satisfy the foregoing requirements, provided that in no event shall a substitute property have a LTV of greater than 100% nor a DSCR of less than 1.00x.

SIGNIFICANT TENANTS.

TASC, Inc., a subsidiary of Northrop Grumman, occupies 216,674 square feet at the 4801 Stonecroft office property. Northrop Grumman is a leader in advanced information technology, engineering, and business solutions for such clients as the US armed forces, US department of Defense and the national intelligence community. The company reported revenues over $4 billion in 2006 and employs
18,000 employees. TASC, Inc. currently has a lease extending until August 31,
2015. The tenant also has the right to terminate the lease 5 years early in 2010 by providing one and a half years notice and a half year of rent.

Rockwell Collins (Moody's rated A2), headquartered in Cedar Rapids, IA, makes aviation electronics and communication equipment for commercial and military aircraft. The tenant currently occupies 113,741 square feet throughout 4 different properties in the Quantico Property Trust portfolio and has an average rent of $13.11 per square foot. The leases roll over starting in 2009, and continue in 2010 and 2013.

Panalpina Inc. is headquartered in Switzerland and airfreight and ocean freight forwarding and supply chain management services. The company reported sales volumes of $5.2 billion in 2006, employs over 13,500 people, and is listed on the Swiss stock exchange. The tenant occupies 110,156 square feet at two properties within the portfolio. Panalpina Inc. pays an average of $15.26 per square foot and has leases expiring in 2011.

Reston Lloyd Ltd., founded in 1972, is a manufacturer and distributor of kitchenware and flatware specializing in enamel on steel products. The company reported sales of $1.6 million in 2006. With 64,537 square feet, the tenant represents 6.9% of the total net rentable area of the portfolio. The base rent for Reston Lloyd Ltd. Is $7.99 per square foot and the lease term expires in
2008.

THE MARKET(1). The Quantico Portfolio is located within the Rt. 28/Dulles North office submarket, which consists of 5,497,000 square feet or approximately 4.3%
of the region's inventory. As of the third quarter 2006, the submarket experienced a vacancy rate of 9.7% and average rental rates of $24.17 per square foot.

As of the third quarter 2006, the Rt. 28 Industrial submarket contained approximately 94% of the total industrial inventory in Loudon County, with a total of about 134 buildings. The overall average vacancy rate for the submarket is 14.3% and the average gross rent per square foot is $12.72.

PROPERTY MANAGEMENT. The property has been managed by Duke Realty Services,
LLC, an affiliate of the borrower since 1979.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Quantico Portfolio appraisal dated 01/07/07. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    33 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               QUANTICO PORTFOLIO
--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF   SQUARE                          % OF BASE   CUMULATIVE  CUMULATIVE   CUMULATIVE   CUMULATIVE %
              LEASES      FEET    % OF GLA   BASE RENT     RENT     SQUARE FEET   % OF GLA    BASE RENT   OF BASE RENT
   YEAR      EXPIRING   EXPIRING  EXPIRING    EXPIRING   EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING
----------   ---------  --------  --------  -----------  ---------  -----------  ----------  -----------  -------------

VACANT          NAP        5,148     0.5%        NAP         NAP        5,148        0.5%        NAP            NAP
2007 & MTM       1         3,536     0.4    $    60,021      0.6%       8,684        0.9%    $    60,021        0.6%
2008             8       137,932    14.7      1,650,786     15.2      146,616       15.6%    $ 1,710,808       15.8%
2009             5        95,841    10.2      1,152,526     10.6      242,457       25.8%    $ 2,863,334       26.4%
2010             9       159,449    17.0      1,550,104     14.3      401,906       42.8%    $ 4,413,438       40.7%
2011             6       150,282    16.0      1,233,028     11.4      552,188       58.8%    $ 5,646,466       52.0%
2012             0             0     0.0              0      0.0      552,188       58.8%    $ 5,646,466       52.0%
2013             3       128,130    13.6      1,207,723     11.1      680,318       72.5%    $ 6,854,189       63.2%
2014             0             0     0.0              0      0.0      680,318       72.5%    $ 6,854,189       63.2%
2015             3       258,451    27.5      3,997,709     36.8      938,769      100.0%    $10,851,898      100.0%
2016             0             0     0.0              0      0.0      938,769      100.0%    $10,851,898      100.0%
2017             0             0     0.0              0      0.0      938,769      100.0%    $10,851,898      100.0%
AFTER            0             0     0.0              0      0.0      938,769      100.0%    $10,851,898      100.0%
               ---       -------   -----    -----------    -----
TOTAL:          35       938,769   100.0%   $10,851,898    100.0%
               ---       -------   -----    -----------    -----

                                    34 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               QUANTICO PORTFOLIO
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF QUANTICO PORTFOLIO OMITTED]

                                    35 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                         MARRIOTT -- HILTON HEAD ISLAND
--------------------------------------------------------------------------------

              [3 PHOTOS OF MARRIOTT -- HILTON HEAD ISLAND OMITTED]

                                    36 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                         MARRIOTT -- HILTON HEAD ISLAND
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $125,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $124,609,605
% OF POOL BY IPB:                 3.2%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Columbia Properties Hilton
                                  Head, LLC
SPONSOR:                          Columbia Sussex
                                  Corporation
ORIGINATION DATE:                 11/10/06
INTEREST RATE:                    5.79000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    12/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           357 months
CALL PROTECTION:                  L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   --------
TAXES:                            $813,800   $ 62,600
INSURANCE:                        $562,509   $      0
FF&E:(4)                          $125,466   $125,466
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            512
LOCATION:                         Hilton Head Island, SC
YEAR BUILT/RENOVATED:             1976/2006
OCCUPANCY:                        67.2%
OCCUPANCY DATE:(1)                11/30/06
HISTORICAL NOI:
   2006:(2)                       $16,528,431
UW REVENUES:                      $37,849,651
UW EXPENSES:                      $24,266,406
UW NOI:(3)                        $13,583,245
UW NET CASH FLOW:                 $12,069,259
APPRAISED VALUE:                  $167,000,000
APPRAISAL DATE:                   11/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $243,379
CUT-OFF DATE LTV:                 74.6%
MATURITY DATE LTV:                63.1%
UW IO DSCR:                       N/A
UW DSCR:                          1.37x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   PROPERTY HISTORICAL OPERATING STATISTICS(5)

        OCCUPANCY                            ADR                                  REVPAR
-------------------------   -------------------------------------   ------------------------------------
2004   2005   2006    UW      2004      2005      2006       UW      2004      2005      2006       UW
----   ----   ----   ----   -------   -------   -------   -------   ------   -------   -------   -------

63.7%  66.0%  67.2%  68.0%  $149.35   $159.18   $170.55   $180.50   $95.11   $105.05   $114.62   $122.74

--------------------------------------------------------------------------------

(1)  Occupancy represents the property's average occupancy over the trailing 12 month period ending on the Occupancy Date.

(2)  The sponsor acquired the property on March 28, 2006. The 2006 NOI is based on the annualized NOI from the date the property was acquired to and including November 30, 2006.

(3)  At closing, the borrower entered into a master lease with Columbia Sussex
     Corporation for the hotel spa. Rent is payable under the master lease based on a rent formula of $400,000 per annum less the net operating income of the borrower generated by the hotel spa. Provided no event of default is continuing under the mortgage, the master lease will terminate once the net operating income for the spa for the trailing 12-month period is at least
     $400,000 per annum.

(4)  The borrower is required to deposit 1/12th of 4.0% of total revenues into the FF&E reserve on a monthly basis. In an event of default or a transfer of ownership, the borrower will be required to deposit into the FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues or the amount required to be deposited under the franchise agreement. At closing, Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(5)  The information presented herein represents the trailing 12 months ending
     November 30th for each respective year.

                                    37 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                         MARRIOTT -- HILTON HEAD ISLAND
--------------------------------------------------------------------------------

THE LOAN. The Marriott -- Hilton Head Island loan is secured by a first mortgage interest in a 512-room full-service hotel located in Hilton Head Island, South
Carolina.

THE BORROWER. The borrower, Columbia Properties Hilton Head, LLC, is a single asset entity that is 100% owned by CSC Holdings, LLC. CSC Holdings, LLC is 99%
owned by 1998 William J. Yung & Martha A. Yung Family Trust as a non-managing member and 1% owned by Columbia Sussex Corporation as a managing member.
Columbia Sussex Corporation is the loan sponsor and the guarantor under the non-recourse carveouts.

Columbia Sussex Corporation, formed in 1972 by William J. Yung, owns 82 hotels and casinos (27,073 rooms) in 32 states located primarily in the Southern,
Eastern, and Midwestern United States. Columbia Sussex Corporation operates a total of 41 Marriott franchise hotels (12,710 rooms) in 28 states and is the largest franchisee of full service Marriott hotels in the United States.

THE PROPERTY.(1) The Marriott -- Hilton Head Island opened in 1976. The hotel was designed and developed as a Hyatt Regency hotel. The property was re-flagged as a Marriott in 2001. As part of the conversion, between 2001 and 2003, approximately $23 million was spent on improvements (guest rooms, public areas, meeting space, windows, and HVAC). In 2005, the hotel added an approximately
5,500 square foot new ballroom. Columbia Sussex plans on spending approximately
$10 to $12 million on renovations through 2007. These renovations include the addition of a 17-treatment room spa, renovation of all guest room bathrooms, a new deck surrounding the pool, a new snack bar at the pool, a new fitness center and retail area.(2) The property consist of two buildings: a 10-story "L" shaped main building featuring 364 guest rooms and the hotel's 46,000 square feet of meeting space, and a 5-story building featuring 148 guest rooms. Other amenities include; 3 restaurants, 2 lounges, 3 swimming pools, a gift shop, a salon, a business center, a fitness center, a parking lot, and direct access to the beach.

The property is located within the Palmetto Dunes Plantation, which is an approximately 2,000 acre oceanfront community located on the east coast of the island. The plantation features over 1,000 homes and villas, three golf courses, a tennis center, a marina, over 50 retail shops and restaurants, and stretches across three miles of the Atlantic Ocean.

Based on the trailing 12 month period ending November 30, 2006, the property achieved an occupancy rate, ADR and RevPAR penetration of 109.1%, 102.8% and
112.2%, respectively. The property's market demand is segmented into meeting and group (60%) and transient (40%).

The property operates under a long-term, 20-year franchise agreement (originally executed on March 24, 2006) with Marriott International, Inc..

THE MARKET.(1, 3) The Marriott -- Hilton Head Island property is located within the Palmetto Dunes Plantation, which is accessed via US Highway 278. Highway 278 is the only transportation route that connects Hilton Head Island to the mainland and to Interstate 95 (I-95), which is located approximately 40 miles east. Hilton Head Island attracts tourists due to its 38 golf courses, 300 tennis courts, 12 miles of beaches and various performing arts centers. The
Hilton Head Island resort market has not experienced an addition to its competitive supply since the Westin Resort opened in 1985.

The Hilton Head Island resort market has shown improved performance over the past few years. Between 2003 and 2005, the market occupancy rate increased from
57.7% to 61.1%, while ADR increased 3.5% from 2003 to 2004 and 4.0% from 2004 to
2005. Within the property's competitive set of hotels (Westin Resort, Hilton
Oceanfront Resort and Crowne Plaza Resort), the overall occupancy rate ranged from 50.0% to 64.0% from 2003 to 2005. During the same period, average ADR increased 7.5% from $149.98 to $161.23 and average RevPAR increased 14.1% from
$86.76 to $99.00 for the competitive set, including the subject property. As of the trailing 12 month period ending November 30, 2006, the competitive set exhibited an occupancy rate of 61.6% and an ADR of $165.86, representing increase of 4.6% and 3.1%, respectively, over the trailing-12 month ending
November 30, 2005 period.

PROPERTY MANAGEMENT. The property is managed by Columbia Sussex Corporation, an affiliate of the borrower.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Marriott -- Hilton Head Island
     Smith Travel Research Report ("STAR Report") dated 11/30/06.

(2)  At closing, the borrower entered into a master lease with Columbia Sussex
     Corporation for the hotel spa. Rent is payable under the master lease based on a rent formula of $400,000 per annum less the net operating income of the borrower generated by the hotel spa. Provided no event of default is continuing under the mortgage, the master lease will terminate once the net operating income for the spa for the trailing 12-month period is at least
     $400,000 per annum.

(3)  Certain information was obtained from the Marriott -- Hilton Head Island appraisal dated 11/01/06. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    38 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                         MARRIOTT -- HILTON HEAD ISLAND
--------------------------------------------------------------------------------

       [MAP INDICATING LOCATION OF MARRIOTT -- HILTON HEAD ISLAND OMITTED]

                                    39 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              HILTON -- ANCHORAGE
--------------------------------------------------------------------------------

                   [2 PHOTOS OF HILTON -- ANCHORAGE OMITTED]

                                    40 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              HILTON -- ANCHORAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $95,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $95,000,000
% OF POOL BY IPB:                 2.4%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         CP Anchorage Hotel 2, LLC
SPONSOR:                          Columbia Sussex Corporation
ORIGINATION DATE:
INTEREST RATE:                    5.99500%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    03/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                    INITIAL           MONTHLY
                                  --------------   --------------
TAXES:                               $541,653      $77,379
INSURANCE:                           $195,229      $     0
FF&E:(5)                             $ 92,324      $92,324
SEASONALITY RESERVE:              See Footnote 6   See Footnote 6
ENGINEERING:                         $ 36.250      $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:(1)                         Fee/Leasehold
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            606
LOCATION:                         Anchorage, AK
YEAR BUILT/RENOVATED:             1957/2006
OCCUPANCY:                        66.5%
OCCUPANCY DATE:(2)                11/30/06
HISTORICAL NOI:
   2006:(3)                       $8,585,548
UW REVENUES:(4)                   $27,697,326
UW EXPENSES:(4)                   $17,939,699
UW NOI:(4)                        $9,757,627
UW NET CASH FLOW:(4)              $8,649,734
APPRAISED VALUE:                  $125,300,000
APPRAISAL DATE:                   01/01/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $156,766
CUT-OFF DATE LTV:                 75.8%
MATURITY DATE LTV:                64.3%
UW IO DSCR:                       N/A
UW DSCR:(3)                       1.27x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   PROPERTY HISTORICAL OPERATING STATISTICS(7)

        OCCUPANCY                             ADR                               REVPAR
--------------------------   -------------------------------------   ---------------------------------
2004    2005   2006    UW      2004      2005      2006       UW      2004     2005     2006      UW
-----   ----   ----   ----   -------   -------   -------   -------   ------   ------   ------   ------

68.8%   65.8%  66.5%  67.0%  $128.87   $130.91   $133.85   $138.50   $88.62   $86.07   $88.95   $92.80

--------------------------------------------------------------------------------

(1)  A portion of the mortgaged property is a leasehold estate on which a multi-story parking garage is located. The lease expires in January 2065.

(2)  Occupancy represents the property's average occupancy over the trailing 12 month period ending on the Occupancy Date.

(3)  The 2006 Historical NOI is based on the trailing 11 months of actual historical financials and one month of forecasted operating net income supplied by the borrower.

(4)  The UW Revenues, UW Expenses, UW NOI, UW Net Cash Flow and UW DSCR is based upon a stabilized underwriting. Columbia Sussex Corporation provided a $10 million recourse guarantee until such time that the property supports a
     1.25x DSCR on a trailing 12 month basis.

(5)  The borrower is required to deposit 1/12th of 4.0% of total revenues into the FF&E reserve on a monthly basis. In an event of default or a transfer of ownership, the borrower will be required to deposit into the FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues or the amount required to be deposited under the franchise agreement. At closing, Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(6)  Columbia Sussex Corporation provided a full recourse guarantee for
     $3,500,000 (approximately 6 months of debt service). Upon an event of default or if there is a sale of the property to a non-qualified transferee, the borrower will be required to make deposits into the seasonality reserve each year, in periodic installments between May 1st and
     October 1st, which in the aggregate equal the greater of (i) $3,500,000 and
     (ii) the sum of the monthly cash shortfall for each month during the six month period that ended the last day of March of such calendar year.

(7)  The information presented herein represents the trailing12 months ending
     November 30th for each respective year.

                                    41 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               HILTON -- ANCHORAGE
--------------------------------------------------------------------------------

THE LOAN. The Hilton -- Anchorage loan is secured by a first mortgage interest in a 606-room full-service hotel located in Anchorage, Alaska.

THE BORROWER. The borrower, CP Anchorage Hotel 2, LLC, is a single asset entity that is 100% owned by CSC Holdings, LLC. CSC Holdings, LLC is 99% owned by 1998
William J. Yung & Martha A. Yung Family Trust as a non-managing member and 1%
owned by Columbia Sussex Corporation as a managing member. Columbia Sussex
Corporation is the loan sponsor and the guarantor under the non-recourse carveouts.

Columbia Sussex Corporation, formed in 1972 by William J. Yung, owns 82 hotels and casinos (27,073 rooms) in 32 states located primarily in the Southern,
Eastern, and Midwestern United States. Columbia Sussex Corporation operates a total of 6 Hilton hotels totaling 2,247 rooms.

THE PROPERTY(1). The Hilton -- Anchorage was constructed in phases with the first phase (Old West Tower) originally constructed in 1957. The New West Tower
(an expansion of the Old West Tower) was completed in 1985. The Anchorage Tower is a 21 story building constructed in 1972. The Old West Tower was renovated most recently in 2004 and 2005. The Anchorage Tower is currently under renovation, while the New West Tower will be renovated in 2007. The guestrooms in both the New West Tower and the Anchorage Tower will be completely renovated and will include new soft and hard case goods, carpeting, drapes, furniture, new flat panel televisions, granite vanities, tiling, and wallpaper. The cost of the renovations is estimated at $8,047,000. The hotel contains 606 rooms, three restaurants, approximately 21,358 square feet of meeting and banquet space, an indoor pool, and a fitness center. Parking is provided under a lease expiring in
2065 that provides for a 129 space multi-story parking garage for valet parking located adjacent to the property and also through the utilization of a 320 space city owned parking lot. The hotel is located within the downtown central business district of Anchorage. Downtown contains many of the larger tourist facilities including the Alaska railroad depot, the Imaginarium, the Alaska
Center for the Performing Arts, the Anchorage Museum of Art, the 5th Avenue
Mall, which is anchored by JC Penney and Nordstrom, and the Egan Civic and
Convention Center.

Based on the trailing 12 month period ending November 30, 2006, the property achieved an occupancy, ADR and RevPAR penetration of 98.7%, 116.0% and 114.5%
respectively. The property's market demand is segmented into leisure (35.0%), meeting and group (25.0%), commercial (20.0%), and airline (20.0%).

The property operates under a long-term, 20-year franchise agreement (originally executed on December 28th, 2005) with Hilton Hotels Corporation.

THE MARKET(1,2). The Hilton -- Anchorage property is located in Anchorage,
Alaska. Anchorage is Alaska's largest city, the state's center of commerce and is home to 41.5% of the state's population (666,351 as of 2006). Anchorage is served by the Port of Anchorage, the Ted Stevens Anchorage International
Airport, and the Alaska Railroad. Within the property's marketplace, major corporate demand is driven by the federal and state government, the oil companies (Conoco-Phillips, BP, Shell, Exxon-Mobile and Chevron), Bristol Bay
Native, AT&T, GE and Boeing. Meeting and group demand in the Hilton -- Anchorage area is primarily generated by the Egan Convention and Civic Center, which is within one block of the property and is currently undergoing an approximate $3 million renovation and expansion. Much of the property's leisure demand is generated by the cruise lines. Many cruises depart from Vancouver, B.C. and terminate in Homer and Seward, Alaska. From there, passengers are bussed to
Anchorage for overnight stays. Additionally, travelers utilize Anchorage as a starting point before traveling to other destinations such as the Denali
National Park and fishing expeditions.

The Anchorage hotel market contains approximately 6,924 hotel rooms within 57 properties. Competitive hotels to the Hilton -- Anchorage include the Marriott
Anchorage Downtown (393 rooms), Sheraton Hotel Anchorage (375 rooms), Preferred
Captain Cook Hotel (547 rooms), Howard Johnson Plaza Anchorage (247 rooms), and
Westmark Anchorage (198 rooms). As of the trailing 12 month period ending
November 30, 2006, the competitive set exhibited an occupancy, ADR and RevPAR of
67.3%, $115.38 and $77.67, respectively.

PROPERTY MANAGEMENT. The property is managed by Columbia Sussex Corporation, an affiliate of the borrower.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Hilton -- Anchorage Smith Travel
     Research Report ("STAR Report") dated 11/30/06.

(2)  Certain information was obtained from the Hilton -- Anchorage appraisal dated 09/01/06. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    42 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              HILTON -- ANCHORAGE
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF HILTON -- ANCHORAGE OMITTED]

                                    43 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                                BRYANT PARK HOTEL
--------------------------------------------------------------------------------

                     [3 PHOTOS OF BRYANT PARK HOTEL OMITTED]

                                    44 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                                BRYANT PARK HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $90,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $90,000,000
% OF POOL BY IPB:                 2.3%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Philips Bryant Park LLC
SPONSOR:                          Philip Pilevsky
                                  Raymond Gindi
                                  Joseph Chehebar
ORIGINATION DATE:                 12/12/06
INTEREST RATE:                    5.75000%
INTEREST-ONLY PERIOD:             36 months
MATURITY DATE:                    01/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:(2)                      Cash Management
                                  Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:(3)          Permitted Mezzanine Loan
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   --------
TAXES:                            $ 80,350   $ 40,175
INSURANCE:                        $162,322   $ 19,451
ENGINEERING:                      $ 28,375   $      0
FF&E:(4)                          $ 43,946   $ 43,946
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            128
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1924/2001
OCCUPANCY:                        80.9%
OCCUPANCY DATE:(1)                12/31/06
HISTORICAL NOI:
   2004:                          $4,228,442
   2005:                          $6,625,988
   2006:                          $8,352,002
UW REVENUES:                      $20,628,367
UW EXPENSES:                      $12,262,461
UW NOI:                           $8,365,906
UW NET CASH FLOW:                 $7,540,771
APPRAISED VALUE:                  $113,000,000
APPRAISAL DATE:                   11/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $703,125
CUT-OFF DATE LTV:                 79.6%
MATURITY DATE LTV:                71.6%
UW IO DSCR:                       1.44x
UW DSCR:                          1.20x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    PROPERTY HISTORICAL OPERATING STATISTICS

        OCCUPANCY                            ADR                                  REVPAR
-------------------------   -------------------------------------   ------------------------------------
2004   2005   2006    UW      2004      2005      2006       UW      2004      2005      2006       UW
----   ----   ----   ----   -------   -------   -------   -------   ------   -------   -------   -------

71.5%  76.9%  80.9%  80.3%  $296.60   $343.94   $384.46   $407.00   $212.04  $264.58   $311.03   $326.82

--------------------------------------------------------------------------------

(1)  Occupancy represents the property's average occupancy over the trailing 12 month period ending on the occupancy date.

(2)  Monies flow through lender controlled account to the borrower unless an event of default occurs or DSCR is less than 1.10x for four consecutive quarters.

(3)  Future mezzanine debt is permitted subject to certain conditions including but not limited to: (i) the loan-to-value ratio ("LTV") shall not exceed an amount which when combined with the outstanding principal balance of the loan is greater than 85%, (ii) a debt service coverage ratio ("DSCR") less than 1.05x, and (iii) borrower shall cause to be delivered written confirmation from the rating agencies that the permitted mezzanine loan will not result in the downgrade, withdrawal, or qualification of the initial ratings associated with the securitization.

(4)  Capped at $1,000,000.

                                    45 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                                BRYANT PARK HOTEL
--------------------------------------------------------------------------------

THE LOAN. The Bryant Park Hotel loan is secured by a first mortgage interest in a 128-room full-service hotel located in New York, New York.

THE BORROWER. The borrower, Philips Bryant Park LLC, is a single asset entity that is owned by Bryant G.S. LLC (25%), Marsons Group LLC (25%), PL Bryant LLC
(49%) and PB Realty Corp. (1%). The sponsors of the transaction and the guarantors under the non-recourse carveouts are Philip Pilevsky, Raymond Gindi and Joseph Chehebar. Joseph Chehebar is the president and an owner of the
Rainbow Shops which is an apparel retailer with over 1,000 stores nationwide, including Puerto Rico. Raymond Gindi is an owner and vice president of Century
21 Department Stores which has 6 stores throughout New York and New Jersey and has been in business for over 40 years. Philip Pilevsky has over 30 years of commercial real estate experience including development, leasing, management, operation, acquisition and disposition. Mr. Pilevsky has equity interests in 24 retail properties (approximately 3.0 million square feet), 9 office buildings
(approximately 1.3 million square feet) and 2 hotels (454 rooms).

THE PROPERTY(1). The property is a 128-room full-service hotel overlooking
Bryant park on West 40th Street between Fifth Avenue and Sixth Avenue. The building, formerly known as the American Radiator Building, was originally built in 1924 and is considered a New York City landmark. Following extensive renovations in 2001, the American Radiator Building was converted into the
Bryant Park Hotel. In addition to guestrooms, the hotel contains a restaurant
(Koi), a bar (Cellar Bar), approximately 6,550 square feet of meeting space, a
70 seat screening room, and a health club and spa with two saunas and two treatment rooms.

The hotel currently contains 80 standard rooms ranging from 330 square feet to
435 square feet, 47 suites ranging from 480 square feet to 700 square feet, and a 1,100 square foot penthouse. An additional suite will be added in March 2007, when a former hair salon is converted into a guestroom.

The property's market demand is segmented into commercial (70%), leisure (25%)
and meeting and group (5%).

THE MARKET(1). The Bryant Park Hotel is located within the city block bounded by
Sixth Avenue to the west, 40th Street to the north, 39th Street to the south, and Fifth Avenue to the east. The neighborhood surrounding this block is known as Midtown Manhattan. The property is conveniently situated near the Grand
Central District, which is characterized by a mixture of commercial and residential developments. The property is also located near the Times Square
District, which features a variety of office buildings, hotels, theaters, retail stores, and restaurants and is considered a major tourist attraction. Some of the local attractions include the Empire State Building, the Morgan Library, the
New York Public Library, and Bryant Park, which is located opposite the property. Additionally, the United Nations headquarters, the Rockefeller Center and the Museum of Modern Art are located within a one-mile radius of the Bryant
Park Hotel. The property is well served by New York City's public transportation system, including the Grand Central Station and the 5th Avenue/Bryant Park
subway station located in close proximity. Regional access to the property is provided by various major roadways, including Interstates 78, 80, 87, 90 and
495, as well as the PATH and Long Island Rail Road systems.

The Manhattan lodging market has shown improved performance over the past few years. Between 2003 and 2005, average daily rates rose by 28.3%, with occupancy rates increasing from 75.8% in 2003 to 84.9% in 2005. Further, in 2004 and 2005,
RevPar increased 21.8% and 18.0%, respectively. The supply of units changed slightly as a result of the closing of eleven hotels for full or partial condominium conversions from April 2002 through June 2006, which accounted for a total of 3,291 guestrooms or approximately 5.1% of the 2005 room inventory. The market contains barriers to entry, including high construction costs, prohibitive land costs, and a lack of available sites.

According to HVS International, 8 hotel properties are considered competitive with the Bryant Park Hotel. Including the Bryant Park Hotel, these competitors contain a total of 1,671 guest rooms. The competitive hotels consist of Royalton
Hotel (168 rooms), the Mercer (75 rooms), the Soho Grand (336 rooms), the
Tribeca Grand (203 rooms), the Morgans (113 rooms), the City Club (64 rooms), the W Times Square (507 rooms) and Chambers (77 rooms). Collectively, including the Bryant Park Hotel, 2005 occupancy, ADR and RevPAR equaled 83.7%, $336.52 and
$281.50, respectively, which represents an 8.8%, 27.0%, and 38.1% increase over
2003, respectively. For 2005, occupancies ranged from 72.0% to 88.0% and ADR's range from $289 to $560 for this competitive set.

PROPERTY MANAGEMENT. The property is self-managed by the borrower.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Bryant Park Hotel property appraisal dated 11/01/06. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    46 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               BRYANT PARK HOTEL
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF BRYANT PARK HOTEL OMITTED]

                                    47 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                   COURTYARD BY MARRIOTT -- TIMES SQUARE SOUTH
--------------------------------------------------------------------------------

       [2 PHOTOS OF COURTYARD BY MARRIOTT -- TIMES SQUARE SOUTH OMITTED]

                                    48 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                  COURTYARD BY MARRIOTT -- TIMES SQUARE SOUTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $90,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $89,589,759
% OF POOL BY IPB:                 2.3%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         Granite Park LLC
SPONSOR:                          G. Holdings Corporation
ORIGINATION DATE:                 11/02/06
INTEREST RATE:                    5.69000%
INTEREST-ONLY PERIOD:             N/A
MATURITY DATE:                    12/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            300 months
REMAINING AMORTIZATION:           297 months
CALL PROTECTION:                  L(24),Def(86),O(7)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL    MONTHLY
                                  -------   ---------
TAXES:(2)                            $0     Springing
INSURANCE:(2)                        $0     Springing
CapEx:                               $0            $0
FF&E:(3)                             $0            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            244
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1998
OCCUPANCY:                        91.9%
OCCUPANCY DATE:(1)                11/30/06
HISTORICAL NOI:
   2004:                          $7,144,911
   2005:                          $7,762,596
TTM AS OF 11/30/06:               $8,990,133
UW REVENUES:                      $23,197,966
UW EXPENSES:                      $14,075,791
UW NOI:                           $9,122,175
UW NET CASH FLOW:                 $8,426,236
APPRAISED VALUE:                  $125,000,000
APPRAISAL DATE:                   11/01/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:           $367,171
CUT-OFF DATE LTV:                 71.7%
MATURITY DATE LTV:                55.2%
UW IO DSCR:                       N/A
UW DSCR:                          1.25x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   PROPERTY HISTORICAL OPERATING STATISTICS(4)

          OCCUPANCY                          ADR                                    REVPAR
-------------------------   -------------------------------------   -------------------------------------
2004   2005   2006    UW      2004     2005      2006        UW       2004      2005      2006       UW
----   ----   ----   ----   -------   -------   -------   -------   -------   -------   -------   -------

91.1%  92.3%  91.9%  90.0%  $214.06   $242.55   $259.92   $279.00   $195.01   $223.93   $238.97   $251.10

--------------------------------------------------------------------------------

(1)  Occupancy represents the property's average occupancy over the trailing 12 month period ending on the Occupancy Date.

(2)  Upon the occurrence and during the continuance of an event of default, the borrower is required to pay lender 1/12th of the taxes and insurance premiums that the lender estimates will be payable for the following 12 months.

(3)  A monthly FF&E reserve we collected at a rate equal to 4.0% of the previous month's revenues. The FF&E reserve is currently held by the management company. The FF&E reserve held by the management company has been pledged to the lender and will be turned over to the lender in an event of default.

(4)  The information presented herein represents the trailing 12 months ending
     November 30th for each respective year.

                                    49 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                   COURTYARD BY MARRIOTT -- TIMES SQUARE SOUTH
--------------------------------------------------------------------------------

THE LOAN. The Courtyard by Marriott -- Times Square South loan is secured by a first mortgage interest in a 244-room full-service hotel located in New York,
New York.

THE BORROWER. The borrower, Granite Park LLC, is a single asset entity that is
99% owned by G. Holdings Corporation and 1% owned by 40th Street Hotel, Inc, as managing member, which are in turn owned 100% by Harry Gross. G. Holdings
Corporation is the sponsor and the guarantor under the non-recourse carveouts.
Harry Gross has over 28 years of commercial real estate experience and currently owns and operates 4 Marriott franchise hotels for a total of 1,216 rooms
(including the subject) in New York and Pennsylvania.

THE PROPERTY.(1) The property is a 244-room full-service hotel situated on a
0.17 acre land parcel located on West 40th Street between the Avenue of the
Americas (Sixth Avenue) and Seventh Avenue. The property was built in 1998. The property offers amenities such as 650 square feet of meeting space, an exercise room, a guest laundry and a vending area on the lower level and a full service restaurant (serving breakfast only) on the ground level. The property has an agreement with Central Parking System of New York, Inc., which operates and provides off-site valet parking to hotel guests for a fee. The property features
144 king guest rooms, 96 double/double guest rooms, 2 king suites and 2 double/double suites. The 240 standard guestrooms each have approximately 297 square feet of living space, which, along with the 4 guest suites, are located on floors 2 through 34.

Between January and November of 2006 the occupancy and ADR at the property improved from 81.2% to 95.0% and $228.84 to $290.10, respectively, resulting in a 48.3% increase in RevPAR. Based on the trailing 12 month period ending
November 30, 2006, the property achieved an occupancy, ADR and RevPar penetration of 107.6%, 106.5% and 114.5%, respectively. The property's market demand is segmented into commercial (60%), leisure (30%) and meeting and group
(10%).

The property operates under a 20-year franchise agreement (with an effective date as of December 1, 1998, with one 10-year renewal option at franchisee's option) with Marriott International, Inc.

THE MARKET.(1,2) The subject property is located on the corner of Sixth Avenue and 39th Street in the Garment District in New York City, New York. The Garment
District is defined as the area west of Fifth Avenue between 30th and 42nd
Street in Lower Midtown Manhattan and contains various discount clothing outlets, warehouses, production space and offices used by the garment industry.
The property is located within walking distance to Times Square and Bryant Park and situated in an area that contains a large concentration of office and commercial space. The property is well served by New York City's public transportation system, including the Grand Central Station and the 5th
Avenue/Bryant Park subway station located in close proximity. Regional access to the property is provided by various major roadways, including Interstate 78, 80,
87, 90 and 495, as well as the PATH and Long Island Rail Road.

The Manhattan lodging market has shown improved performance over the past few years. Between 2003 and 2005, average daily rates rose by 28.3%, with occupancy rates increasing from 75.8% in 2003 to 85.0% in 2005. Further, in 2004 and 2005,
RevPar increased 21.8% and 18.0%, respectively. The supply of units in the market changed as a result of the closing of eleven hotels for full or partial condominium conversions from April 2002 through June 2006, which account for a total of 3,291 guestrooms or approximately 5.1% of the 2005 room inventory. The market contains barriers to entry, including high construction costs, prohibitive land costs, and a lack of available sites.

Within the property's competitive set of hotels (Century Paramount Hotel, Crowne
Plaza Times Square Manhattan, Millennium Hotels Broadway, Courtyard New York
Manhattan 5th Avenue, Radisson Martinique New York Broadway, Hilton Times
Square), the overall average occupancy rate ranged from 81.3% to 89.3% from 2000 to 2005. From 2003 to 2005, the competitive set exhibited an average ADR increase of 43% from $164.97 to $221.32 and an average RevPAR increase of 43%
from $137.41 to $196.74. As of the year-to-date through November 30, 2006, the competitive set exhibited an occupancy rate of 85.9% and an ADR of $241.22, representing an increase of 0.4% and 12.8%, respectively, over the year-to-date through November 2005 period.

PROPERTY MANAGEMENT. The property is managed by Crossroads Hospitality Company,
L.L.C. under a under a 20 year contract that expires October 7, 2024. Crossroads
Hospitality Company, L.L.C., is an operating division of Interstate Hotels &
Resorts. Crossroads' portfolio of over 100 hotels represents such brands as
Residence Inn by Marriott, Courtyard by Marriott, Homewood Suites by Hilton,
Hilton Garden Inn, and Hampton Inn. Interstate is the nation's largest independent hotel management company, which as of the first quarter 2006 operated 282 hospitality properties with nearly 64,000 rooms in 41 states, the
District of Columbia, Canada, and Russia.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Courtyard by Marriott -- Times
     Square South Smith Travel Research Report ("STAR Report") dated 11/30/06.

(2)  Certain information was obtained from the Courtyard by Marriott -- Times
     Square South property appraisal dated 11/01/06. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the appraisal.

                                    50 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                  COURTYARD BY MARRIOTT -- TIMES SQUARE SOUTH
--------------------------------------------------------------------------------

[MAP INDICATING LOCATION OF COURTYARD BY MARRIOTT -- TIMES SQUARE SOUTH OMITTED]

                                    51 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               PRESIDENTIAL TOWER
--------------------------------------------------------------------------------

                    [2 PHOTOS OF PRESIDENTIAL TOWER OMITTED]

                                    52 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               PRESIDENTIAL TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $80,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $80,000,000
% OF POOL BY IPB:                 2.0%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Transwestern Presidential Tower, L.L.C.
SPONSOR:                          Aslan Realty Partners III, L.L.C.
ORIGINATION DATE:                 12/20/06
INTEREST RATE:                    5.52800%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    01/01/17
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:(1)               L(24),Def(10),DeforGrtr1%
                                  orYM(77),O(7)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:(2)          Permitted Mezzanine Loan
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL     MONTHLY
                                  --------   ----------
TAXES:                            $209,688   $   69,896
INSURANCE:                        $      0   $        0
CAPEX:                            $      0   $    4,497
TI/LC:(4)                         $      0    Springing
ENGINEERING:(5)                   $373,400   $        0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   332,928
LOCATION:                         Arlington, VA
YEAR BUILT/RENOVATED:             1972/1994
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   10/31/06
NUMBER OF TENANTS:                1
HISTORICAL NOI:
   2004:                          $8,251,151
   2005:                          $8,152,676
UW REVENUES:                      $9,934,498
UW EXPENSES:                      $2,918,421
UW NOI:(3)                        $7,016,077
UW NET CASH FLOW:                 $6,629,880
APPRAISED VALUE:                  $102,000,000
APPRAISAL DATE:                   11/21/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $240
CUT-OFF DATE LTV:                 78.4%
MATURITY DATE LTV:                78.4%
UW IO DSCR:                       1.48x
UW DSCR:                          1.48x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS

                                                                         BASE          LEASE
          TENANT NAME       MOODY'S/ S&P(6)   SQUARE FEET   % OF GLA   RENT PSF   EXPIRATION YEAR
-------------------------------------------------------------------------------------------------

GSA DEPARTMENT OF DEFENSE       Aaa/AAA         332,928      100.0%     $29.25         2010

--------------------------------------------------------------------------------

(1)  The borrower has the option to either: (1) defease the loan in full at any time following the date that is two years from securitization; or (2)
     prepay the loan subject to the greater of Yield Maintenance or a 1% fixed penalty at anytime beginning three years after the first payment date.
     Under both options, the borrower can prepay the loan in full without penalty beginning six months prior to loan maturity.

(2)  Future mezzanine debt is permitted subject to certain conditions including but not limited to: (i) the loan-to-value ratio ("LTV") shall not exceed an amount which when combined with the outstanding principal balance of the loan is greater than 85.0%, (ii) a debt service coverage ratio ("DSCR") not less than 1.07x, and (iii) borrower shall cause to be delivered to the lender written confirmation from the rating agencies that the permitted mezzanine loan will not result in the downgrade, withdrawal, or qualification of the initial ratings associated with a securitization.

(3)  The UW NOI decrease is primarily due to conservative treatment of CAM reimbursements, and increased operating expenses. CAM reimbursements in
     2005 totaled $974,160, and underwritten CAM reimbursements have been reduced to $66,000.

(4)  Upon an event of default borrower shall deposit on each monthly payment date the sum of $27,744 for tenant improvements and leasing commissions. In addition, in the event that the United States of America, in its capacity as tenant under the GSA lease fails to renew the term of the lease on or before May 1, 2010 for a period through November 30, 2015 borrower shall make a deposit in the amount of $2,500,000.

(5)  Funds in the amount of $373,400 were escrowed at closing for structural and functional modifications to the property. Borrower is required to perform repairs prior to January 1, 2008.

(6)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    53 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               PRESIDENTIAL TOWER
--------------------------------------------------------------------------------

THE LOAN. The Presidential Tower mortgage loan is secured by a first lien mortgage in a fee interest in a twelve-story Class A office building containing approximately 332,928 square feet of net leasable area ("NRA") located in
Arlington, VA.

THE BORROWER. The borrower, Transwestern Presidential Tower, L.L.C., is part of
Transwestern a fully integrated real estate investment firm founded in 1996, which has invested over $7.0 billion in 380 commercial properties nationwide.
The sponsor of the borrower is Aslan Realty Partners, III, which has total capital contributions of over $800 million and has acquired over 7.3 million square feet of office and retail properties since its inception in 2005.

THE PROPERTY. The Presidential Tower property is a twelve-story 332,928 square foot Class A/B office building located in the Crystal City area of Arlington,
Virginia. The building was constructed in 1972 and was most recently renovated in 1994. The property is situated along the Jefferson Davis Highway in Crystal
City minutes from the Washington Reagan National Airport, the Fashion Center at
Pentagon City Mall, and is within walking distance of the MetroRail and the
Virginia Railway Express (VRE) public transit systems.

Presidential Tower has been single tenant occupied by various General Services
Administration departments since it was constructed in 1972, and is currently occupied by the Department of Defense. The Department of Defense has one
remaining 5-year extension option at $33.95 per square foot on the lease, which is expiring at the end of 2010. Presidential Tower is one of three CBD office properties in the Washington DC metro area with a direct fiber optic connection to the Pentagon. This feature allows the Department of Defense offices located in the building direct seamless communication with the nation's defense headquarters.

THE MARKET(1). The property is located in the Northern Virginia office market and is part of the Crystal City submarket. The Crystal City submarket covers approximately 150 acres on the Potomac River in Arlington County, Virginia, which was primarily developed by the Charles E. Smith companies (Vornado REIT)
between the 1960's and 1990's. Crystal City has become a center for many of the nation's largest defense contractors and consultants, including AT&T Information
Systems, Northrop Grumman, McDonald-Douglas, PRC, and IBM. Government tenants in the market include the Department of Defense, the U.S. Patent & Trademark
Office, and the Environmental Protection Agency.

As of the 2nd Quarter of 2006, there were approximately 11.2 million square feet of office space in the Crystal City office market with a vacancy rate of 14.5%, and an average asking rental rate of approximately $34.06 per square foot. The vacancy rate within this submarket is largely attributable to the U.S. Patent &
Trademark Office relocating 7,000 employees from an approximately 1.5 million square foot campus in Crystal City between 2003 and 2005. The population within a 1, 3 and 5-mile radius of the property was approximately 18,708, 153,481, and
596,662 during 2006.

PROPERTY MANAGEMENT. The property is managed by Transwestern Management Company
("TWC"), which is a borrower related entity. TWC manages all of Transwestern's properties as well as numerous properties for nationally located clients.

--------------------------------------------------------------------------------
(1)  Certain information was obtained from the Presidential Tower appraisal dated 11/21/06. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    54 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               PRESIDENTIAL TOWER
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF PRESIDENTIAL TOWER OMITTED]

                                    55 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                             THE PLAZA AT PPL CENTER
--------------------------------------------------------------------------------

                 [2 PHOTOS OF THE PLAZA AT PPL CENTER OMITTED]

                                    56 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                            THE PLAZA AT PPL CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $75,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $75,000,000
% OF POOL BY IPB:                 1.9%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         The Plaza at 835 W. Hamilton Street LP
SPONSOR:                          Joshua Safrin
ORIGINATION DATE:                 11/24/06
INTEREST RATE:                    5.75000%
INTEREST-ONLY PERIOD:             36 months
MATURITY DATE:                    12/01/16
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:                  $7,000,000
ADDITIONAL DEBT TYPE:             Mezzanine Loan
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL   MONTHLY
                                  --------   -------
TAXES:                            $143,746   $21,689
INSURANCE:                        $ 30,491   $10,164
CAPEX:                            $  4,016   $ 4,016
TI/LC:(3)                         $ 41,667   $41,667
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:(1)                         Fee and Leasehold
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   252,193
LOCATION:                         Allentown, PA
YEAR BUILT/RENOVATED:             2003
OCCUPANCY:                        85.3%
OCCUPANCY DATE:                   10/13/06
NUMBER OF TENANTS:(2)             1
HISTORICAL NOI:
   2004:                          $5,004,111
   2005                           $6,151,860
   TTM AS OF 09/01/06:            $6,833,073
UW REVENUES:                      $8,810,586
UW EXPENSES:                      $2,120,869
UW NOI:                           $6,689,717
UW NET CASH FLOW:                 $6,489,366
APPRAISED VALUE:                  $96,600,000
APPRAISAL DATE:                   11/08/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $297
CUT-OFF DATE LTV:                 77.6%
MATURITY LTV:                     69.8%
UW IO DSCR:                       1.48x
UW DSCR:                          1.24x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS

                                         SQUARE
TENANT NAME           MOODY'S/ S&P(4)     FEET    % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
-------------------   ---------------   -------   --------   -------------   ---------------------

PPL ENERGYPLUS, LLC      Baa2/BBB       215,112     85.3%      $24.98(5)             2018

--------------------------------------------------------------------------------

(1)  A portion of the mortgaged property is a leasehold estate consisting of additional parking spaces and automated teller machines for a bank sub-tenant of the office building property. The rent under the ground lease is $1.00/year and the ground lease expires May 1, 2023. No material value was attributed to the ground leased premises and the parking spaces located on the ground leased premises are not required to meet parking requirements under applicable zoning requirements.

(2)  PPL EnergyPlus, LLC master leases approximately 17,112 sf of retail space.
     The borrower as landlord may rent all or portions of the retail space to tenants, subject to PPL's approval. As the space is rented, the rent the tenants pay reduces the rent PPL is required to pay under the master lease.
     PPL's master lease automatically terminates when the net effective rent
     (deducting landlord's expenses) paid by all tenants equals or exceeds
     $12/sf.

(3)  TI/LC reserves will be collected monthly at an annual rate of $500,004 capped at $1,500,000.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(5)  Represents a blended Base Rent PSF, Base Rent PSF equals $26.17 on 198,000 sf and $11.19 on 17,112 sf per the tenant estoppel.

                                    57 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                             THE PLAZA AT PPL CENTER
--------------------------------------------------------------------------------

THE LOAN. The Plaza at PPL Center loan is secured by a first mortgage interest in a 252,193 square foot office building located in Allentown, Pennsylvania.

THE BORROWER. The borrowing entity, The Plaza at 835 W. Hamilton Street LP, is a special purpose entity. The sponsor, Joshua Safrin, is experienced in office, industrial and residential properties located in New York and other metropolitan cities and currently has interests in 15 separate real estate projects valued at over $1.5 billion.

THE PROPERTY. The property is comprised of four non-contiguous parcels totaling
3.19 acres situated in downtown Allentown, Pennsylvania. The primary parcel contains 1.29 acres and is located on the northeast corner of West Hamilton and
North 9th Streets. It is improved with an eight-story Class A office building constructed in 2003 containing 252,193 square feet of space. The building is an environmentally "Green" building granted LEED status by the U.S. Green Building
Council. Another parcel contains 1.59 acres and occupies the entire block bound by Linden, North Fountain, North Hazel and Court Streets. It is improved with a six-story parking garage containing 1,109 spaces and is connected to the office building by an overhead passage. The third site is a 0.20 acre parcel bounded by
Court Street, North Lumber and North Nagel Streets. This site is improved with a paved, open air parking lot. The fourth site is a 0.12 acre parcel bounded by
Court, North Nagel and North Ninth Streets. This site is improved with a paved, open air parking lot, and automatic teller machines for one of the subtenants of the office building, Nazareth National Bank, N.A. (additional subtenants include two restaurants: the Amazon Cafe and the Johnny Mananas).

SIGNIFICANT TENANTS. PPL EnergyPlus, LLC master leases approximately 85%, and occupies approximately 80%, of the gross leasable area(1) under a 15 year lease that expires in 2018 with 1 ten-year option. The tenant is a subsidiary of PPL
Energy Supply, LLC which is the entity that guarantees the lease. PPL Energy
Supply, LLC is a subsidiary of PPL Corporation, which is rated Baa2 and BBB by
Moody's and S&P, respectively. PPL Corporation, incorporated in 1928 and headquartered in Allentown, Pennsylvania, is an energy and utility holding company that, through its subsidiaries, is primarily engaged in the supply and delivery of energy. Through its subsidiaries, PPL Corporation generates electricity from power plants primarily in the northeastern and western United
States; markets wholesale or retail energy primarily in the northeastern and western portions of the United States; delivers electricity to approximately 5.1 million customers in Pennsylvania, the UK and Latin America; and provides energy services for businesses in the mid-Atlantic and northeastern United States. PPL
Energy Supply, LLC was formed in 2000 and headquartered in Allentown,
Pennsylvania, is an energy company engaged, through its subsidiaries, in the generation and marketing of electricity primarily in the northeastern and western power markets of the United States and in the delivery of electricity in the UK and Latin America. PPL EnergyPlus, LLC markets or brokers the electricity produced by its sister company, PPL Generation, LLC, along with purchased power and natural gas, in competitive wholesale and deregulated retail markets, primarily in the northeastern and western portions of the United States. They also provide energy-related products and services, such as engineering and mechanical contracting, construction and maintenance services, to commercial and industrial customers.

The lease guarantor, PPL Energy Supply, LLC, for the 9 months ended September
30, 2006, produced revenues of $3.95 billion (a 14% increase over the same period in 2005) and net income of $570 million (a 36% increase over the same period in 2005). For the period ending September 30, 2006, PPL Energy Supply,
LLC had total assets of $13.8 billion.

THE MARKET.(2) The property is located in the downtown section of the City of
Allentown. The property's location places it in close proximity to the Lehigh
County and Federal Court houses, the Allentown Arts Districts, the proposed
Allentown Intermodal Transportation Center and the Lehigh Landing project. The
Lehigh Landing project is a mixed-use post-industrial development along the
Lehigh River. The Lehigh Landing project will be anchored by the American on
Wheels Museum (containing exhibits from the Smithsonian Institution and Mack
Trucks, which is headquartered in Allentown). The Lehigh Landing project will also include a riverwalk, a tie-in to the Delaware and Lehigh Canal, and boating activities along the river. The downtown neighborhood is generally bounded by South 13th Street to the west, American Parkway to the east, Walnut and Union Street to the south and Linden and Turner Streets to the north. The property is accessed from Interstate 476, Interstate 78 and Highway 22.

The property is located within the Lehigh/Northampton submarket, which contains
450 buildings with 13.6 million square feet. The inventory of Class A space includes 46 buildings with approximately 3.4 million square feet. The vacancy rate in the submarket is currently reported to be 13.7%, down from 17.4% one year ago. For the first 3 quarters of 2006, the submarket realized positive absorption of 416,265 square feet. As of the 3rd quarter of 2006, the overall quoted rate for Class A space was $23.70 per square foot.

The City of Allentown had a 2006 population of 110,569 persons, up from 106,631 in 2005. Its population is projected to increase at a similar pace over the next five years reaching 113,731 in 2011. The median household income was $35,891 as of 2006 while the average household income was $43,387

PROPERTY MANAGEMENT. The property is managed by The Safran Management Group,
LLC, an affiliate of the borrower.
--------------------------------------------------------------------------------

(1)  PPL EnergyPlus, LLC master leases approximately 17,112 sf of retail space.
     The borrower as landlord may rent all or portions of the retail space to tenants, subject to PPL's approval. As the space is rented, the tenant's rent payments reduce the rent PPL is required to pay under the master lease. PPL's master lease automatically terminates when the net effective rent (deducting landlord's expenses) paid by all tenants equals or exceeds
     $12/sf.

(2)  Certain information was obtained from the Plaza at PPL Center appraisal dated 11/08/06. The appraisal relies upon many assumptions and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    58 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                             THE PLAZA AT PPL CENTER
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF THE PLAZA AT PPL CENTER OMITTED]

                                    59 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

                    [4 PHOTOS OF AMERICOLD PORTFOLIO OMITTED]

                                    60 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:(1)    $70,000,000
CUT-OFF DATE PRINCIPAL            $70,000,000
   BALANCE:(1)
% OF POOL BY IPB:                 1.8%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         ART Mortgage Borrower Propco
                                  2006-2 L.P., ART Mortgage
                                  Borrower Opco 2006-2 L.P.
SPONSOR:                          Americold Realty Trust
ORIGINATION DATE:                 12/08/06
INTEREST RATE:                    5.39600%
INTEREST-ONLY PERIOD:             109 months
MATURITY DATE:                    02/01/16
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(78),O(5)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management Agreement
ADDITIONAL DEBT:(1)               $280,000,000
ADDITIONAL DEBT TYPE:             Pari Passu Loan
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   ---------
TAXES:(3)                         $      0   Springing
INSURANCE:(3)                     $      0   Springing
CAPEX:(3)                         $      0   Springing
OTHER:(4)                         $468,563   $       0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Industrial --
                                  Warehouse/Distribution
SQUARE FOOTAGE:                   5,489,324 (131,353,465
                                  Cu. Ft.)
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        78.4%
OCCUPANCY DATE:                   03/01/07
HISTORICAL NOI:
   2004:                          $34,394,285
   2005:                          $37,188,835
   TTM AS OF 09/30/06:            $37,446,508
UW REVENUES:                      $116,585,479
UW EXPENSES:                      $75,469,555
UW NOI:                           $41,115,925
UW NET CASH FLOW:                 $40,010,350
APPRAISED VALUE:(2)               $461,350,000
APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(2)
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/SF:             $64
CUT-OFF DATE LTV:                 75.9%
MATURITY DATE LTV:                75.9%
UW IO DSCR:                       2.09x
UW DSCR:                          2.09x
--------------------------------------------------------------------------------

(1)  The Americold Portfolio loan has a total whole loan balance of $350,000,000 and is comprised of a $210,000,000 pari passu A-1 note held by German
     American Capital Corporation and pari passu A-2 notes in the aggregate principal amount of $140,000,000 held by JPMorgan. The A-2 notes consist of a $70,000,000 A-2A note included in the trust, a $35,000,000 A-2B note not included in the trust and a $35,000,000 A-2C note not included in the trust.

(2)  DSCR, LTV ratios, and loan/sf ratios presented are calculated on the
     Cut-off Date principal balance of the Americold Portfolio loan and the related pari passu loans.

(3)  The monthly deposits for the required reserves are waived provided (i) no trigger event occurs and (ii) no event of default occurs. After a default occurs and continues (i) monthly deposits representing 1/12th of the annual estimates for taxes and the insurance premium will be made into the tax and insurance reserve fund and (ii) monthly deposits of 1/12th of the lesser of
     (A) the product of $0.03 and the number of cubic feet of space at the property (which as of the date here of is 121,379,574) and (B) the difference between $4,000,000 (as adjusted to reflect defeased and substituted properties) and the balance of the capital expense reserve will be made into the current escrow for capital expenses. The borrower may deliver a letter of credit in an amount equal to the aggregate amount of deposits the borrower would have to make in the next 12 months, or a reserve guaranty from Americold Realty Trust in form and substance reasonably acceptable to the lender in lieu of the foregoing deposits. Upon curing of the default or trigger event, all amounts held in reserves are required to be paid to borrower.

(4)  125% of the 3 highest immediate need expenses are being held in escrow.
     These include Woodburn $49,700 ($62,125 escrow), Amarillo $209,200
     ($261,500 escrow), and Wichita $115,950 ($144,938 escrow). Those escrows will be released upon satisfactory completion of work to occur before one year after closing.

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS

                                 RATINGS       TOTAL REVENUE FOR                              NUMBER OF
TENANT NAME                  MOODY'S/S&P(1)        PORTFOLIO(2)     % OF TOTAL REVENUE   FACILITIES UTILIZED
--------------------------   --------------   -------------------   ------------------   -------------------

GENERAL MILLS, INC.             Baa1/BBB+         $19,132,171              17.0%                  5
CONAGRA FOODS, INC.             Baa2/BBB+         $11,086,052               9.9%                  4
TYSON FOODS                     Ba2/BBB-          $10,413,601               9.3%                  7
PERDUE FARMS, INC.                                $ 9,113,424               8.1%                  2
SARA LEE CORPORATION            Baa1/BBB+         $ 5,278,824               4.7%                  2
SMITHFIELD COMPANIES, INC.       Ba3/BB+          $ 4,946,022               4.4%                  3
US GOVERNMENT (FEMA)             Aaa/AAA          $ 3,307,846               2.9%                  7

--------------------------------------------------------------------------------

(1)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(2)  Total revenue figures given are as of 10/31/06.

                                    61 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

                                PROPERTY SUMMARY

                                                                                                                         ALLOCATED
                         YEAR BUILT/                                                                           % OF         LOAN
PROPERTY LOCATION         RENOVATED    CUBIC FEET  SQUARE FEET  OCCUPANCY             TOP TENANT             INCOME(1)    BALANCE
-----------------        -----------  -----------  -----------  ---------  --------------------------------  ---------  -----------

CLEARFIELD, UT            1973/1978    11,123,700     455,227      83.6%   ConAgra Foods Inc.                   33.7%   $ 8,768,000
MURFREESBORO, TN          1982/2000     6,225,243     226,423      79.7%   General Mills, Inc.                 100.0%     6,480,000
CONNELL, WA               1969/1971     7,887,492     299,776      89.8%   ConAgra Foods Inc.                   98.5%     5,882,800
STRASBURG, VA               1999        6,475,968     243,170      90.6%   Perdue Farms Inc.                    83.6%     5,520,000
AMARILLO, TX              1973/2003     3,075,638     163,796      92.3%   Swift & Company                      19.6%     4,989,600
THOMASVILLE, GA             1997        5,662,542     252,419      83.8%   Wayne Farms LLC                      32.2%     4,373,600
WEST MEMPHIS, AR          1985/1995     6,405,230     252,075      81.9%   General Mills, Inc.                  49.1%     3,819,200
RUSSELLVILLE, AR            1995        8,270,691     270,772      91.6%   Tyson Foods                         100.0%     3,773,000
SYRACUSE, NY              1960/1985    12,833,662     573,183      41.0%   US Government (FEMA)                 14.8%     3,234,000
ATLANTA, GA               1990/1993    12,038,603     431,369      80.3%   Sara Lee Corporation                 29.6%     3,040,000
BABCOCK, WI                 1999        3,777,172     127,260      50.2%   Ocean Spray Cranberries Inc.         97.4%     2,987,600
TURLOCK, CA               1955/1989     3,298,228     188,734      89.7%   Hilmar Cheese Corp.                  29.7%     2,950,200
NAMPA, ID                 1946/1974    10,284,446     458,518      40.5%   US Government (FEMA)                 25.9%     2,556,400
WOODBURN, OR              1952/1979     8,407,877     327,601      53.1%   HJ Heinz Co.                         24.3%     2,356,200
WICHITA, KS               1972/1984     3,216,188     168,007      87.1%   Smithfield Companies, Inc.           55.8%     2,125,200
FORT SMITH, AR            1960/2005     1,706,088     118,003      83.6%   Tyson Foods                          79.9%     1,752,000
SEBREE, KY                  1998        3,001,006     111,499      93.2%   Tyson Foods                          69.4%     1,740,200
BOSTON, MA                1969/2004     3,099,098     260,356      90.0%   General Mills, Inc                   35.5%     1,370,000
BETTENDORF, IA              1973       10,246,648     398,223      45.3%   Smithfield Companies Inc.            44.9%     1,320,000
WALLA WALLA, WA           1960/1968     4,317,945     162,914      31.3%   Watts Brothers Frozen Foods LLC.     49.3%   $   962,000
                                      -----------   ---------      ----                                                 -----------
TOTAL/WEIGHTED AVERAGE:               131,353,465   5,489,324      78.4%                                                $70,000,000
                                      -----------   ---------      ----                                                 -----------

(1)  The percent of income is calculated based on the trailing twelve months ended 10/31/06 for each property

                                    62 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Americold Portfolio is secured by a fee interest in 20 industrial, cold storage warehouse facilities located throughout the United States.

THE BORROWER. The borrowing entities are ART Mortgage Borrower Propco 2006-2
L.P. and ART Mortgage Borrower Opco 2006-2 L.P. The sponsor is Americold Realty
Trust ("Americold"), the holding company for Americold Logistics, LLC, a provider of temperature-controlled warehousing, distribution, supply-chain management, and other logistics services. Americold Logistics owns and operates over 100 cold storage facilities containing approximately 545 million cubic feet of freezer space throughout the United States. Handling over 60 billion pounds of product annually, Americold is the largest provider of temperature controlled food distribution services in the country.

Ownership of the company is divided among three real estate/private equity firms: Vornado Realty Trust (47.6%), Crescent Real Estate Equities (30.7%), and
The Yucaipa Companies (20.7%). Vornado Realty Trust and Crescent Real Estate
Equities, both public REITs, have a combined market capitalization of over $26 billion. The Yucaipa Companies, owned by Ron Burkle, are investors in real estate and the food and grocery industries.

THE PROPERTIES. The Americold Portfolio included in this trust consists of 20 industrial properties comprised of approximately 131,353,465 cubic feet, located throughout the United States. Typical features of the facilities include multiple truck loading bays, direct rail service, staging areas for shipping and cooling systems. Most of the facilities contain a mix of frozen, refrigerated, and cooler storage spaces.

Customers at the Americold facilities include Sara Lee Corporation (S&P rated
BBB+), HJ Heinz (S&P rated BBB), the US Government (FEMA) (S&P rated AAA),
ConAgra Foods, Inc. (S&P rated BBB+) and Tyson Foods (S&P rated BBB-), among others.

AMARILLO

The Amarillo property is located in Amarillo, Texas, consists of approximately
3,075,638 cubic feet and is 92.3% occupied. The one-story refrigerated warehouse facility is situated on a 46.4-acre parcel of land. The property's revenue is derived from 16 customers, with the largest 3 comprising 49.0% of income. The top three tenants are Swift & Company, Beef Products Inc., and Palo Duro Meats.
The property is located less than one mile south of the Amarillo Municipal
Airport.

ATLANTA

The Atlanta property, located in Atlanta, Georgia, consists of approximately
12,038,603 cubic feet and is 80.3% occupied. The one-story, refrigerated warehouse facility is situated on an 18.0-acre parcel of land. The top three tenants at this property include Sara Lee Corporation (S&P rated BBB+), General
Mills, Inc. (S&P rated BBB+), and ConAgra Foods Inc. (S&P rated BBB+). The building was constructed in 1990 and expanded in 1993.

BABCOCK

The Babcock property is located in Babcock, Wisconsin, consists of approximately
3,777,172 cubic feet and is situated on a 13.1-acre parcel of land. The single story facility is equipped with 5 truck docks and 2 separate freezer rooms. The property is operated by Americold Corporation and subleased to Ocean Spray
Cranberries, Inc..

BETTENDORF

The Bettendorf property is located in Bettendorf, Iowa and consists of a
2-building, 1-story refrigerated cold storage facility containing 10,246,648 cubic feet of net rentable area. The facility is 4 miles northeast of downtown
Bettendorf and is part of the Quad Cities along with Davenport, Iowa, Rock
Island and Moline, Illinois. The property is railroad accessible, has 48 loading dock doors, 3 freezer rooms and 80 to 100 parking spaces. The top three clients at this facility include Smithfield Companies Inc. (Moody's rated Ba3), Altria
Group Inc. (Moody's rated Baa1) and Leiner Davis Gelatin.

BOSTON

The Boston property is located in Boston, Massachusetts and consists of a
4-story refrigerated warehouse facility containing 3,099,098 cubic feet of net rentable area. The property is 90.0% occupied. Built in 1969, the facility is situated on a 4.7-acre parcel of land and is located east of Interstate 93. The property's top 3 tenants include General Mills, Inc., Slate Gorton & Co. and
Crocker and Windsor Seafood.

                                    63 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

CLEARFIELD

The Clearfield property is located in Clearfield, Utah and contains 11,123,700 cubic feet of net rentable area, situated on a 24.7-acre parcel of land. The refrigerated cold storage facility is currently 83.6% occupied. Access to the facility is provided through 41 dock high doors, 2 drive in doors and 19 rail in doors. The Central Business District of Clearfield is 2 miles north of the facility, the City of Ogden is approximately 5 miles away, and Salt Lake City is approximately 30 miles south. The top three tenants include ConAgra Foods Inc.
(S&P rated BBB+), Nestle SA (S&P rated AAA), and Schwan's Corp.

CONNELL

The Connell property is located in Connell, Washington and is adjacent to a
ConAgra potato processing plant. The refrigerated warehouse facility contains approximately 7,887,492 cubic feet and is situated on a 17.7-acrel parcel of land and is occupied by the storage of ConAgra's products. The property is railroad accessible, has 20 dock high doors and one main freezer room.

FORT SMITH

The Fort Smith property is located in Fort Smith, Arkansas and consists of a
2-building refrigerated warehouse facility of approximately 1,706,088 cubic feet. The property is situated one mile north of the Fort Smith central business district on a 6.8-acre parcel of land. The top 3 tenants include Tyson Foods
(Moody's rated Ba2), Simmons Foods and Cargill Meat Solutions (Moody's rated
A2).

MURFREESBORO

The Murfreesboro property is located in Murfreesboro, Tennessee and consists of a refrigerated warehouse facility of 6,225,243 cubic feet, situated on a
24.4-acre parcel of land. Constructed in 1982 and further expanded in 2000, the facility has 6 rooms that can be converted between freezer and cooler and 20 dock high doors. The property is currently 79.7% occupied wholly by General
Mills Inc.

NAMPA

The Nampa property is located in Nampa, Idaho 22 miles west of Boise. The
7-building, 1-story refrigerated warehouse facility consists of 10,284,446 cubic feet situated on a 28.1-acre parcel of land. The top 3 tenants include the US
Government, Select Onion Co LLC, and Great American Appetizers. The facility is railroad accessible, has 32 dock high doors, 25 drive-in doors and 70 parking spaces.

RUSSELLVILLE

The Russellville property is located in Russellville, Arkansas and consists of
8,270,691 cubic feet situated on a 30.5-acre parcel of land. Tyson Foods is the largest client at this facility and has occupied on average 94% to 100% of the building since 1995. The Russellville facility is physically connected to the
Tyson's processing plant.

SEBREE

The Sebree property is located in Sebree, Kentucky and consists of 3,001,006 cubic feet situated on a 14.0-acre parcel of land. Constructed in 1998, the refrigerated warehouse facility has 19 dock high doors and 3 rail in doors. The top 3 tenants include Tyson Foods (Moody's rated Ba2), SFG/Fields, Inc. and the
Federal Board of Prisons.

STRASBURG

The Strasburg property is located in Strasburg, Virginia and consists of
6,475,968 cubic feet of net rentable area situated on a 48.2-acre parcel of land. Constructed in 1999, the property includes 23 dock high doors, a freezer space comprised of 7 rooms and is currently 90.6% occupied. The top 3 tenants are Perdue Farms Inc., Nestle SA (S&P rated AAA) and Rich Products Corp, which make up 98.0% of the income at the Strasburg property.

SYRACUSE

The Syracuse property is located in Syracuse, New York and consists of
12,833,662 cubic feet of refrigerated warehouse space. The facility was constructed in 1960 and most recently expanded in 1985. Access to the facility is provided through 84 dock high doors, 12 drive in doors and 2 enclosed rail spurs. The Syracuse facility is made up of 72% freezer space, 6% refrigerated space and 4% office space.

                                    64 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

THOMASVILLE

The Thomasville property is located in Thomasville, Georgia and consists of
5,662,542 cubic feet of refrigerated warehouse space. Constructed in 1997, the facility is 50% freezer space, 25% refrigerated space and 25% office space. The
Thomasville property is situated two miles northwest of the Central Business
District. The top 3 tenants include Wayne Farms, the US Government, and
Smithfield Companies Inc., which collectively make up 71% of the income at the property.

TURLOCK

The Turlock facility includes 3,298,228 cubic feet of cold storage space and is located in Turlock, California approximately 100 miles northeast of San Jose,
California. The property was constructed in 1955 and features 3 dock high doors, railroad access and 18 freezer/cooler rooms. The top 3 tenants include Hilmar
Cheese Corporation, Valley Fresh Foods Inc. and Cebro Frozen Foods Inc. which account for 70.0% of the income at the property. The facility is currently 89.7%
occupied.

WALLA WALLA

The refrigerated warehouse facility is located in Walla Walla, Washington and encompasses 4,317,945 cubic feet of net rentable area. The facility is made up of 85% freezer space and is currently occupied by 6 tenants. The largest 3 tenants are Watts Brothers Frozen Foods LLC, Norpac Foods Inc., and Smith Frozen
Foods Inc.

WEST MEMPHIS

The West Memphis property is located in West Memphis, Arkansas and contains approximately 6,405,230 cubic feet of refrigerated warehouse space. The building was constructed in 1985 and most recently renovated in 1995. General Mills Inc.
is the largest tenant at the facility and contributes 49.5% of the property's income.

WICHITA

The Wichita property consists of 3,216,188 cubic feet and is situated on a
14.1-acre parcel of land located in Wichita, Kansas. The space has been utilized for cold storage since 1972 and is served by 22 dock doors and 2 rail doors. The facility is currently 87.1% occupied by 10 tenants. The top 3 tenants are
Smithfield Companies Inc, Creekstone Farms Brands LLC and Schwan Corporation,
which contribute 70.6% of the property's total income.

WOODBURN

Americold's Woodburn, Oregon facility is located 30 miles south of Portland,
Oregon. The facility contains 8,407,877 cubic feet of refrigerated warehouse space and is situated on a 20.5-acre parcel of land. Sabroso Company, HJ Heinz
Co, and Winning Company account for 56.2% of the property's total income.

PARTIAL DEFEASANCE AND PARTIAL RELEASE. The borrower is permitted to voluntarily defease a portion of the loan and obtain a release of the lien of the mortgage on any individual property upon satisfaction of certain conditions including, but not limited to, the following: (A) the payment of funds to purchase direct non-callable obligations of the United States of America sufficient to defease the loan in an amount equal to a release amount (the "Release Amount") equal to
(x) 105% of the original allocated loan amount of the released individual property, which when taken together with the allocated loan amount of each individual property previously released, is less than or equal to 12.5% of the original principal amount of the loan, (y) 110% of the original allocated loan amount of the released individual property, which, when taken together with the allocated loan amount of each individual property previously released, is greater than 12.5% but less than or equal to 25% of the original principal amount of the loan, or (z) 115% of the original allocated loan amount of the released individual property, which, when taken together with the allocated loan amount of each individual property released, is greater than 25% of the original principal amount; (B) after giving effect to the release of any individual property (including any amount so paid in excess of 100% of the allocated loan amount for such individual properties released), the debt service coverage ratio of the loan for the individual properties (excluding the individual properties released) shall not be less than the greater of (i) the debt service coverage ratio as of the date of origination of the loan and (ii) the debt service coverage ratio for the trailing 12 full calendar months as of the date immediately preceding the release of the individual properties; provided, that in order to satisfy such debt service coverage ratio, the borrower may defease a portion of the loan in excess of the Release Amounts of the affected Individual
Properties.

                                    65 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                         JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                               AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

SUBSTITUTION. The borrower is permitted to obtain a release of the lien of the mortgage encumbering any of the individual properties (the "Substituted
Property") by substituting another property of like kind and quality (the
"Substitute Property"), provided that the following conditions are satisfied:
(A) the aggregate allocated loan amount of all properties substituted pursuant to the terms of the loan do not exceed 20% of the original principal balance of the loan; (B) after giving effect to the substitution, the debt service coverage ratio for the loan is not less than the greater of (i) the debt service coverage ratio as of the closing date and (ii) the debt service coverage ratio for the trailing 12 full calendar months immediately preceding the substitution;
provided, that in order to satisfy such debt service coverage ratio, the borrower may defease a portion of the loan pursuant to the applicable defeasance provisions of the loan; (C) the loan to value ratio of a Substitute Property is not greater than the lesser of the loan-to-value ratio of a Substituted Property
(i) as of the closing date and (ii) immediately prior to the substitution; (D)
the borrower shall have delivered all title, loan, security and due diligence documents related to the Substituted Property to an individual or entity other than its general partner. If the borrower is unable to satisfy the foregoing loan-to-value ratio test, such test may be satisfied if the loan-to-value ratio for all of the individual properties (excluding the Substituted Properties and including the Substitute Properties) is not greater than the lesser of (i) the loan-to-value ratio as of the closing date and (ii) the loan-to-value ratio immediately prior to the substitution.

THE MARKET(1). Cold storage facilities include artificially cooled warehouses and freezing facilities that offer the following four main services: 1) cooler storage, 2) freezer storage, 3) quick-freezing, and 4) food processing. Cooler storage facilities are the most prevalent and are used primarily to store many food products for days or months at stable temperatures. Facilities of 500,000 square feet or larger tend to be owned or occupied by national, chain type grocers and bakers. Facilities that range from 250,000 to 500,000 square feet in size tend to be owned or occupied by public cold storage operators and are located in large metropolitan areas. Smaller facilities of less than 250,000 square feet tend to be owned or occupied by local/regional agricultural storage or food processing operators. The top three North American Refrigerated
Warehouse companies as of year end 2005 are Americold Logistics with 545,000,000 cubic feet of freezer space, Atlas Cold Storage with 219,392,902 cubic feet of freezer space, and United States Cold Storage with 128,640,274 cubic feet of freezer space.

PROPERTY MANAGEMENT. The properties are managed by ART Manager, LLC, an affiliate of the borrower.
--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Americold Portfolio appraisals dated 09/27/06 through 12/03/06. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                    66 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                              AMERICOLD PORTFOLIO
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF AMERICOLD PORTFOLIO OMITTED]

                                    67 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                    SOUTHSIDE WORKS & QUANTUM ONE PORTFOLIO
--------------------------------------------------------------------------------

         [4 PHOTOS OF SOUTHSIDE WORKS & QUANTUM ONE PORTFOLIO OMITTED]

                                    68 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

                     SOUTHSIDE WORKS & QUANTUM ONE PORTFOLIO

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:(1)   $69,500,000
CUT-OFF DATE PRINCIPAL           $69,500,000
   BALANCE:(1)
% OF POOL BY IPB:                1.8%
LOAN SELLER:                     JPMorgan Chase Bank, N.A.
BORROWER:                        2600 East Carson Street
                                 Associates, L.P., 2700 East
                                 Carson Street Associates, L.P.,
                                 2800 Block Associates, L.P.,
                                 Soffer South Side Works, Ltd.
SPONSOR:                         R. Damian Soffer
ORIGINATION DATE:                01/04/07
INTEREST RATE:                   5.72990%
INTEREST-ONLY PERIOD:            120 months
MATURITY DATE:                   02/01/17
AMORTIZATION TYPE:               Interest-only
ORIGINAL AMORTIZATION:           N/A
REMAINING AMORTIZATION:          N/A
CALL PROTECTION:(2)              Various
CROSS-COLLATERALIZATION:         Yes
LOCK BOX:                        Springing
ADDITIONAL DEBT:                 No
ADDITIONAL DEBT TYPE:            N/A
LOAN PURPOSE:(3)                 Acquisition/Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                 ----------   -------
TAXES:                           $  236,577   $21,507
INSURANCE:                       $        0   $     0
CapEx:                           $        0   $     0
OTHER:(7)                        $1,668,694   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Cross-collateralized (2 loans)
TITLE:                           Fee
PROPERTY TYPE:(4)                Various
SQUARE FOOTAGE:                  402,787
LOCATION:                        Pittsburgh, PA
YEAR BUILT/RENOVATED:(5)         Various
OCCUPANCY:                       91.3%
OCCUPANCY DATE:                  Various
NUMBER OF TENANTS:               44
HISTORICAL NOI:
   TTM AS OF 11/30/06:           $3,905,430
UW REVENUES:                     $9,931,362
UW EXPENSES:                     $4,015,190
UW NOI:(6)                       $5,916,172
UW NET CASH FLOW:                $5,567,785
APPRAISED VALUE:                 $88,868,000
APPRAISAL DATE:                  11/15/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:            $173
CUT-OFF DATE LTV:                78.2%
MATURITY DATE LTV:               78.2%
UW IO DSCR:                      1.38x
UW DSCR:                         1.38x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS

TENANT NAME                        MOODY'S/ S&P(8)   SQUARE FEET   % OF GLA  BASE RENT PSF   LEASE EXPIRATION YEAR
--------------------------------   ---------------   -----------   --------  -------------   ---------------------

UPMC HEALTH SYSTEM(9)                                  151,441       37.6%       $16.60               2012
GENERAL DYNAMICS C4 SYSTEMS INC.                        70,291       17.5%       $19.50               2012
AE MANAGEMENT CO.                                       35,531        8.8%       $10.10               2022
JOSEPH BETH BOOKSELLERS, L.P.                           23,189        5.8%       $12.94               2014
MAYA DESIGN INC.                                        22,106        5.5%       $19.50               2012
H&M HENNES & MAURITZ, L.P.                              14,570        3.6%       $ 9.71               2017

--------------------------------------------------------------------------------

(1)  The total principal balance of $69,500,000 is allocated between two cross collateralized loans: Southside Works ($49,610,000) and Quantum One
     ($19,890,000). All figures presented are calculated based upon the total balance of the two mortgage loans.

(2)  Call protection for the Southside Works and Quantum One loans are
     L(24),Def(91),O(4),and L(0),Grtr1%orYM(24),Def(91),O(4), respectively.

(3)  The Southside Works loan is a refinance of a previous loan against the properties. The Quantum One loan was made to finance the acquisition of the property by the borrower.

(4)  The Southside Works portfolio is a mixed-use portfolio containing 83 multifamily units, 127,815 SF of retail space, and 123,531 SF of office space within the portfolio. Quantum One is a multi-tenant CBD office property.

(5)  The years the properties were built in are as follows: 2700 East Carson
     Street (2004); 2600 East Carson Street (2003); 2800 Block Associates
     (2002); and Quantum One (2001).

(6)  The increase in the UW NOI figure from the TTM is primarily attributed to
     UPMC Health System's rent, which was underwritten to reflect a rent increase occurring on March 1, 2007 at the Quantum One property and substantial leasing activity at the end of 2006 at the Southside Works properties.

(7)  At closing, a holdback of $1,668,694 was taken for tenant allowances, and rent holdbacks. Tenant allowances totaling $1,615,397 are allocated among nine tenants at the property and $53,297 was held as a rent holdback for
     American Eagle. Tenant allowances will be released upon completion of each build out of the tenant space. The American Eagle Rent Holdback funds shall be released on April 1, 2007.

(8)  Ratings are provided for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

(9)  UPMC Health System as the single tenant occupying the Quantum One property has the option to purchase the property under the terms of their lease. To the extent that the purchase option is exercised prior to the first permitted prepayment date of April 1, 2009, the borrower may prepay the loan subject to a yield maintenance premium and/or a prepayment penalty. To the extent that the purchase option is exercised at any point beginning after the second anniversary of this securitization, the borrower may obtain a release of the Quantum One property through defeasance.

                                    69 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          MARRIOTT -- ALBANY, NEW YORK
--------------------------------------------------------------------------------

               [3 PHOTOS OF MARRIOTT -- ALBANY, NEW YORK OMITTED]

                                    70 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                          MARRIOTT -- ALBANY, NEW YORK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:      $65,000,000
CUT-OFF DATE PRINCIPAL           $64,797,151
   BALANCE:
% OF POOL BY IPB:                1.7%
LOAN SELLER:                     CIBC Inc.
BORROWER:                        CS Albany Realty, LLC
SPONSOR:                         Columbia Sussex Corporation
ORIGINATION DATE:                11/17/06
INTEREST RATE:                   5.79000%
INTEREST-ONLY PERIOD:            N/A
MATURITY DATE:                   12/01/16
AMORTIZATION TYPE:               Balloon
ORIGINAL AMORTIZATION:           360 months
REMAINING AMORTIZATION:          357 months
CALL PROTECTION:                 L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:         No
LOCK BOX:                        Springing
ADDITIONAL DEBT:                 No
ADDITIONAL DEBT TYPE:            N/A
LOAN PURPOSE:                    Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL   MONTHLY
                                 --------   -------
TAXES:                           $454,342   $59,377
INSURANCE:                       $160,607   $     0
FF&E:(4)                         $ 68,767   $68,767
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
TITLE:(1)                        Fee/Leasehold
PROPERTY TYPE:                   Hotel -- Full Service
ROOMS:                           359
LOCATION:                        Albany, NY
YEAR BUILT/RENOVATED:            1985/2006
OCCUPANCY:                       74.1%
OCCUPANCY DATE:(2)               11/30/06
HISTORICAL NOI:
  2006:(3)                       $ 7,610,191
UW REVENUES:                     $20,630,193
UW EXPENSES:                     $13,309,543
UW NOI:                          $ 7,320,650
UW NET CASH FLOW:                $ 6,495,442
APPRAISED VALUE:                 $86,700,000
APPRAISAL DATE:                  10/13/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:          $180,493
CUT-OFF DATE LTV:                74.7%
MATURITY DATE LTV:               63.2%
UW IO DSCR:                      N/A
UW DSCR:                         1.42x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   PROPERTY HISTORICAL OPERATING STATISTICS(5)

         OCCUPANCY                           ADR                                    REVPAR
--------------------------   -------------------------------------   -------------------------------------
2004    2005   2006    UW     2004       2005      2006      UW        2004      2005      2006      UW
-----   ----   ----   ----   -------   -------   -------   -------   -------   -------   -------   -------

74.9%   75.3%  74.1%  78.0%  $135.41   $137.29   $137.80   $136.00   $101.39   $103.33   $102.05   $106.08

--------------------------------------------------------------------------------

(1)  A portion of the mortgaged property is a leasehold estate consisting of an additional 95 parking spaces. The lease expires in April 2034 with one
     10-year extension option at lessee's option. Rent is $4,750 per year.

(2)  Occupancy represents the property's average occupancy over the trailing 12 month period ending on the Occupancy Date.

(3)  The sponsor acquired the property on 01/27/06. The 2006 NOI is based on the annualized NOI from the date the property was acquired to and including
     08/31/06.

(4)  The borrower is required to deposit 1/12th of 4.0% of total revenues into the FF&E reserve on a monthly basis. In an event of default or a transfer of ownership, the borrower will be required to deposit into the FF&E reserve the monthly amount equal to the greater of 1/12th of 4.0% of total revenues or the amount required to be deposited under the franchise agreement. At closing, Columbia Sussex Corporation guaranteed payment of all FF&E expenses.

(5)  The information presented herein represents the trailing 12 months ending
     November 30th for each respective year.

                                    71 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                           CABOT INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                [2 PHOTOS OF CABOT INDUSTRIAL PORTFOLIO OMITTED]

         [MAP INDICATING LOCATION OF CABOT INDUSTRIAL PORTFOLIO OMITTED]

                                    72 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                           CABOT INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $61,365,000
CUT-OFF DATE PRINCIPAL BALANCE:   $61,365,000
% OF POOL BY IPB:                 1.6%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Cabot II-IL1M07, LLC, et. al.
SPONSOR:                          Cabot Industrial Value Fund
                                  II Operating Partnership, L.P.
ORIGINATION DATE:                 12/27/06
INTEREST RATE:                    5.44800%
INTEREST-ONLY PERIOD:             120 months
MATURITY DATE:                    01/01/17
AMORTIZATION TYPE:                Interest-only
ORIGINAL AMORTIZATION:            N/A
REMAINING AMORTIZATION:           N/A
CALL PROTECTION:                  L(24),Def(91),O(3)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         No
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:(1)          Permitted Mezzanine Loan
LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                 INITIAL   MONTHLY
                                  -------   -------
TAXES:                               $0        $0
INSURANCE:                           $0        $0
CAPEX:                               $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio
TITLE:                            Fee
PROPERTY TYPE:                    Industrial -- Flex/Warehouse
SQUARE FOOTAGE:                   2,108,357
LOCATION:                         Various
YEAR BUILT/RENOVATED:             Various
OCCUPANCY:                        87.7%
OCCUPANCY DATE:                   Various
NUMBER OF TENANTS:                70
HISTORICAL NOI:
   TTM AS OF 11/30/06:(3)         $6,047,710
UW REVENUES:                      $10,043,318
UW EXPENSES:                      $2,919,106
UW NOI:(2)                        $7,124,212
UW NET CASH FLOW:                 $6,259,977
APPRAISED VALUE:                  $89,890,000
APPRAISAL DATE:                   Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $29
CUT-OFF DATE LTV:                 68.3%
MATURITY DATE LTV:                68.3%
UW IO DSCR:                       1.85x
UW DSCR:                          1.85x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PROPERTY SUMMARY

                                                   YEAR BUILT/     SQUARE
PROPERTY NAME                       LOCATION        RENOVATED       FEET
------------------------   ---------------------   -----------   ---------

BREWSTER CREEK BOULEVARD   Bartlett, IL               2006         259,200
CITIZENS AND SOUTHLAKE     Morrow, GA               1986/1996      445,204
   PARKWAY
NORTHPARK COMMERCE         Orlando, FL                1985         148,822
   CENTER
AVIATION BOULEVARD         Hebron, KY                 1999         146,000
WEST LITTLE YORK ROAD(4)   Houston, TX                2001          61,800
WEST REPUBLIC DRIVE        Addison, IL                1979         103,000
EAST RAINES ROAD           Memphis , TN               1996         180,000
EAST WILSON BRIDGE ROAD    Worthington, OH            1983          99,810
AVALON RIDGE PARKWAY       Norcross, GA               1995          93,133
EAST DEVON AVENUE          Elk Grove Village, IL    1971/2005       68,742
1670 FRONTENAC ROAD        Naperville, IL             1988          93,405
OLD LAMAR AVENUE           Memphis, TN              1980/2004      124,812
SOUTH MENDENHALL ROAD      Memphis, TN              1996/2006      102,500
DALLAS AND HOUSTON         Houston, TX,             1967/2001       67,334
   PROPERTIES              Mesquite, TX
451 KINGSTON COURT(5)      Mount Prospect, IL         1989          34,475
WEST 32ND STREET           Charlotte, NC              1970          80,120
                                                                 ---------
TOTAL/WEIGHTED AVERAGE:                                          2,108,357
                                                                 ---------

                                                                                  ALLOCATED
                           OCCUPANCY                                      % OF      LOAN
PROPERTY NAME                  %                 LARGEST TENANT           GLA      BALANCE
------------------------   ---------   -------------------------------   -----   -----------

BREWSTER CREEK BOULEVARD     100.0%    JIT Packaging, Inc.               100.0%  $10,042,824
CITIZENS AND SOUTHLAKE        96.1%    Shipper's Group, Inc               61.3%    7,699,498
   PARKWAY
NORTHPARK COMMERCE            94.6%    Orthomerica Products, Inc.         42.3%    5,824,838
   CENTER
AVIATION BOULEVARD           100.0%    Leslie's Poolmart, Inc.           100.0%    4,351,890
WEST LITTLE YORK ROAD(4)      72.8%    GS Marketing, Inc.                 24.8%    3,916,701
WEST REPUBLIC DRIVE          100.0%    Parts Fit Industry Co., LTD        50.0%    3,635,502
EAST RAINES ROAD              33.3%    FDL., Inc                          33.3%    3,615,417
EAST WILSON BRIDGE ROAD       71.0%    Home Reach, Inc.                   24.7%    3,531,726
AVALON RIDGE PARKWAY         100.0%    Canvas System, LLC                 41.9%    3,414,560
EAST DEVON AVENUE             81.1%    American Airport Limousine Inc.    44.8%    3,207,008
1670 FRONTENAC ROAD           78.1%    Servex, Inc.                       44.2%    2,798,600
OLD LAMAR AVENUE             100.0%    Newell Operating Company           90.1%    2,410,278
SOUTH MENDENHALL ROAD        100.0%    Katt Operating Company, Inc.      100.0%    2,125,731
DALLAS AND HOUSTON           100.0%    Custom Bilt Metals                 29.7%    1,844,532
   PROPERTIES
451 KINGSTON COURT(5)          0.0%                                        0.0%    1,606,852
WEST 32ND STREET             100.0%    SP Richards Company               100.0%    1,339,043
                             -----                                               -----------
TOTAL/WEIGHTED AVERAGE:       87.7%                                              $61,365,000
                             -----                                               -----------

--------------------------------------------------------------------------------

(1)  Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the loan-to-value ratio for the properties must not exceed 70.0%, (ii) the debt service coverage ratio must be equal to or greater than 1.25x, and (iii) the lender shall have received confirmation from the rating agencies that the mezzanine financing will not result in the qualification, downgrade, or withdrawal of the ratings assigned to the securities.

(2)  The increase in UW NOI vs. TTM NOI is primarily due to underwriting properties at market rents with vacancies consistent with the submarket average; including certain rent increases occurring in the following nine months across the portfolio, and substantial leasing activity over the last six months at several of the properties.

(3)  The trailing twelve month NOI for Brewster Creek Boulevard, Aviation
     Boulevard, West Republic Drive, East Devon Avenue, 1670 Frontenac Road, and
     451 Kingston Court are calculated as of 10/31/06.

(4)  Property currently has a signed letter of intent and lease out for signature from Walker Engineering.

(5)  Property currently has a signed letter of intent and lease out for signature from White Way Sign increasing occupancy to 100%.

                                    73 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                                LEADERSHIP SQUARE
--------------------------------------------------------------------------------

                      [PHOTO OF LEADERSHIP SQUARE OMITTED]

             [MAP INDICATING LOCATION OF LEADERSHIP SQUARE OMITTED]

                                    74 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                                LEADERSHIP SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $61,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $61,000,000
% OF POOL BY IPB:                 1.6%
LOAN SELLER:                      JPMorgan Chase Bank, N.A.
BORROWER:                         Leadership Sq. Realty Investors, LLC
SPONSOR:                          Roy T. Oliver, Mark L. Beffort
ORIGINATION DATE:                 01/26/07
INTEREST RATE:                    5.83400%
INTEREST-ONLY PERIOD:             12 months
MATURITY DATE:                    02/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360 months
REMAINING AMORTIZATION:           360 months
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:                         Cash Management
                                  Agreement
ADDITIONAL DEBT:                  No
ADDITIONAL DEBT TYPE:             N/A
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                   INITIAL     MONTHLY
                                  ----------   ---------
TAXES:                            $  245,621   $  61,405
INSURANCE:                        $  154,934   $  14,085
CAPEX:                            $        0   $   8,825
TI/LC:(2)                         $1,084,585   Springing
LETTER OF CREDIT:(3)              $5,000,000   $       0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Office -- CBD
SQUARE FOOTAGE:                   732,122
LOCATION:                         Oklahoma City, OK
YEAR BUILT/RENOVATED:             1984 / 2005
OCCUPANCY:(1)                     82.9%
OCCUPANCY DATE:                   01/19/07
NUMBER OF TENANTS:                39
HISTORICAL NOI:
   2005:                          $6,291,897
   TTM AS OF 10/31/06:            $6,072,515
UW REVENUES:                      $10,174,182
UW EXPENSES:                      $3,653,523
UW NOI:                           $6,520,659
UW NET CASH FLOW:                 $6,015,495
APPRAISED VALUE:                  $77,000,000
APPRAISAL DATE:                   12/05/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:             $83
CUT-OFF DATE LTV:                 79.2%
MATURITY DATE LTV:                68.4%
UW IO DSCR:                       1.67x
UW DSCR:                          1.40x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

                                       SQUARE
TENANT NAME         MOODY'S/ S&P(4)     FEET    % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
-----------------   ---------------   -------   --------   -------------   ---------------------

BANK OF AMERICA         Aa2/AA--      109,244     14.9%       $16.00                 2016
TRONOX(1)                             102,728     14.0%       $14.50                 2018
MCAFEE & TAFT                          82,306     11.2%       $14.50                 2018
GRANT THORTON                          24,655      3.4%       $15.50                 2016
CHESAPEAKE ENERGY        Ba2/BB        24,652      3.4%       $15.75                 2011

--------------------------------------------------------------------------------

(1)  The occupancy figure presented includes approximately 102,728 square feet of space to be occupied by Tronox (NYSE:TRX) pursuant to an executed lease with a term commencing in March of 2008. The current occupancy without giving effect to the Tronox space is approximately 68.9%.

(2)  TI/LC escrows totaling $1,084,585 were taken at closing for Grant Thorton
     ($437,625), Wells Fargo ($201,292), HRH ($82,093), and Tronox Commissions
     ($363,575). These funds shall be released upon the satisfaction of certain conditions, including but not limited to: (i) no event of default (ii)
     tenant shall be in physical occupancy of its space and paying rent, and
     (iii) borrower shall request the release in writing, and deliver documentation that criteria have been met.

(3)  Lender shall have the right to draw the entire amount of the letter of credit should any of the following events occur: (i) upon event of default, or (ii) lender receives a notice of non-extension with respect to the
     Tronox letter of credit or the rating of the issuer of the letter of credit falls below the threshold specified in the loan documents, and, in each case, borrower fails to provide a replacement letter of credit 30 days prior to the termination date. In the event of a letter of credit draw under clause (i) above, the lender may apply such amounts in its discretion. In the event of a letter of credit draw under clause (ii)
     above, funds shall be held as additional collateral for the loan until the following criteria are met: (i) no event of default, (ii) Tronox shall be in physical occupancy of the space, open for business and paying full rent, and (iii) the borrower shall request the release in writing, and deliver documentation that criteria have been met.

(4)  Ratings provided are for the parent company of the entity listed in the
     "Tenant Name" field whether or not the parent company guarantees the lease.

                                    75 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                            CROWNE PLAZA - LAGUARDIA
--------------------------------------------------------------------------------

                   [PHOTO OF CROWNE PLAZA - LAGUARDIA OMITTED]

          [MAP INDICATING LOCATION OF CROWNE PLAZA - LAGUARDIA OMITTED]

                                    76 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

--------------------------------------------------------------------------------
                            CROWNE PLAZA - LAGUARDIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $50,000,000
CUT-OFF DATE PRINCIPAL BALANCE:   $50,000,000
% OF POOL BY IPB:                 1.3%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         LaGuardia Associates, L.P.
SPONSOR:                          Martin Field
ORIGINATION DATE:                 02/07/07
INTEREST RATE:                    6.44500%
INTEREST-ONLY PERIOD:             60
MATURITY DATE:                    02/01/17
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360
REMAINING AMORTIZATION:           360
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          No
LOCK BOX:(1)                      Cash Management Agreement
ADDITIONAL DEBT:                  $8,000,000
ADDITIONAL DEBT TYPE:2            Second Mortgage
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                  INITIAL    MONTHLY
                                  --------   --------
TAXES:                            $      0   $135,860
INSURANCE:                        $      0   $      0
ENGINEERING:                      $277,521   $      0
FF&E                              $      0   $ 77,205
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Hotel -- Full Service
ROOMS:                            358
LOCATION:                         East Elmhurst, NY
YEAR BUILT/RENOVATED:             1986/2005
OCCUPANCY:                        84.8%
OCCUPANCY DATE:                   11/30/06
HISTORICAL NOI:
   2004:                          $ 3,012,485
   2005:                          $ 3,873,985
   TTM AS OF 10/31/06:            $ 5,653,976
UW REVENUES:                      $23,161,655
UW EXPENSES:                      $16,999,584
UW NOI:                           $ 6,162,071
UW NET CASH FLOW:                 $ 5,235,605
APPRAISED VALUE:                  $62,600,000
APPRAISAL DATE:                   10/27/06
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN/ROOM:           $139,665
CUT-OFF DATE LTV:                 79.9%
MATURITY DATE LTV:                75.2%
UW IO DSCR:                       1.60
UW DSCR:                          1.39
--------------------------------------------------------------------------------

(1)  On each Payment Date during a Cash Sweep Period (as defined below), borrower shall pay to lender, for deposit to a reserve (the "Cash
     Collateral Reserve"), an amount equal to the Net Cash Flow (as defined in the Cash Management Agreement). Borrower acknowledges that there may be more than one Cash Sweep Period during the term of the loan. Upon the termination of each Cash Sweep Period, provided no default is continuing under the loan, all funds then held in the Cash Collateral Reserve shall be disbursed to borrower by depositing such funds in the Deposit Account maintained pursuant to the Cash Management Agreement. "Cash Sweep Period"
     shall mean any of the following: (a) if no mezzanine loan is in effect, any period commencing on the date when lender notifies borrower that lender has determined that, for the prior two (2) consecutive calendar quarters, the
     Debt Service Coverage Ratio (determined as of the last day of each such quarter) was less than 1.20:1.0, and ending at such time as the Debt
     Service Coverage Ratio has, for four (4) consecutive calendar quarters, been equal to or greater than 1.20:1.0, or (b) if a mezzanine loan permitted by the terms of the loan documents is in effect, any period commencing on the date when lender notifies borrower that lender has determined that, for the prior two (2) consecutive calendar quarters, the
     Combined Debt Service Coverage Ratio (determined as of the last day of each such quarter) was less than 1.20:1.0, and ending at such time as the
     Combined Debt Service Coverage Ratio has, for four (4) consecutive calendar quarters, been equal to or greater than 1.20:1.0, or (c) the period of time commencing on the occurrence of an Event of Default and ending on the occurrence of a Mortgage Satisfaction Event.

(2)  Crowne Plaza-LaGuardia mortgaged property is encumbered by a subordinate mortgage in the principal amount of $8,000,000 held by Gary Isenberg. Mr.
     Isenberg is an officer and director of the general partner of the owner of the Crowne Plaza-LaGuardia mortgaged property, and an employee of the property manager of the Crowne Plaza-LaGuardia mortgaged property. Mr.
     Isenberg has entered into a subordination and standstill agreement with the holder of the Crowne Plaza-LaGuardia mortgage loan, providing that, among other things, payments on account of the obligation secured by the subordinate mortgage may only be made out of excess cash flow (as more fully defined in the subordination and standstill agreement) and only when no "Event of Default" exists under the Crowne Plaza-LaGuardia mortgage loan, and agreeing not to exercise its rights and remedies under the subordinate mortgage and related documents unless and until the Crowne
     Plaza-LaGuardia mortgage loan is paid in full.

                                    77 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2007-CIBC18

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    78 of 78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.